                                                                Exhibit 99(e)(2)

                            COLLABORATION AGREEMENT
                                    BETWEEN
                               CHIRON CORPORATION
                                      AND
                            PATHOGENESIS CORPORATION
                            DATED DECEMBER 15, 1999
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                               TABLE OF CONTENTS

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ARTICLE 1  DEFINITIONS.........................................................      1

ARTICLE 2  RESEARCH PROGRAM....................................................     10

    2.1    Research Term.......................................................     10

    2.2    Collaboration Management Team.......................................     10

    2.3    Research Plan.......................................................     11

    2.4    Exchange of Information Between Parties.............................     11

    2.5    Target Selection....................................................     11
           2.5.1   Option To Abandon Selected Target...........................     11
           2.5.2   Independent Research of Abandoned Target....................     11
           2.5.3   New Target or Compound Selection; Replacement Target or
                     Compound Selection........................................     12

    2.6    Exclusivity.........................................................     12
           2.6.1   Pre-Effective Date Third Party Agreements In The Field......     12
           2.6.2   Post-Effective Date Third Party Agreements..................     12
           2.6.3   Licensing or Acquisition of Development Candidate or
                     Products In The Field.....................................     13
           2.6.4   Future Third Party Collaboration Outside The Field..........     13

    2.7    Access to Chiron Technology, Chiron Libraries, Chiron Compounds.....     14

    2.8    Limitations upon Access to Chiron Libraries and Chiron Compounds....     14

    2.9    Access to PathoGenesis Technology, PathoGenesis Libraries and
             PathoGenesis Compounds............................................     14

    2.10   Limitations Upon Access to PathoGenesis Libraries and PathoGenesis
             Compounds.........................................................     14

    2.11   Non-Field Use of Results, Joint Compounds, Joint Compound Patents,
             Joint Development Compounds, Joint Libraries and Joint
             Technology........................................................     15

    2.12   Limitations Upon Use of Technology Outside the Research Program.....     15

    2.13   Assay Development and Screening.....................................     15

ARTICLE 3  DEVELOPMENT PROGRAM.................................................     16

    3.1    Selection of Development Candidate..................................     16

    3.2    Joint Exercise of Development Option................................     16
           3.2.1   Lead Developing Party.......................................     17
           3.2.2   Joint Developing Parties....................................     17
           3.2.3   Other Indications...........................................     17
           3.2.4   Multiple Indications........................................     17
           3.2.5   Development Costs Shared On 50%-50% Basis...................     18
           3.2.6   Third Party Royalties.......................................     18
           3.2.7   Option To Abandon After Exercise of Development Option......     18

    3.3    Independent Development of Product..................................     18
           3.3.1   Conditions for Independent Development of an Independent
                     Product...................................................     18
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ARTICLE 4  MARKETING AND COMMERCIALIZATION OF CO-COMMERCIALIZED PRODUCTS.......     20

    4.1    The Co-Commercialization Plan.......................................     20

    4.2    Governance..........................................................     20

    4.3    Sharing of Net Pretax Profits and Losses............................     20

    4.4    Development as Co-Commercialized Products or Independent Products...     20

    4.5    Regulatory Approvals................................................     21

    4.6    Sales, Marketing and Distribution Rights............................     21

    4.7    Trademarks..........................................................     22

    4.8    Performance Standards...............................................     22

    4.9    Subcontracts........................................................     22

    4.10   Adverse Information and Event Reporting.............................     22

ARTICLE 5  DEVELOPMENT AND COMMERCIALIZATION OF INDEPENDENT PRODUCTS...........     23

    5.1    Development and Commercialization...................................     23
           5.1.1   Performance Standards.......................................     23
           5.1.2   Control.....................................................     23
           5.1.3   Costs.......................................................     23

    5.2    Third Party Royalties...............................................     23

    5.3    Interaction with CMT................................................     23

    5.4    Manufacturing Rights and Profits....................................     24

    5.5    Sales, Marketing and Distribution Rights and Profits................     24

    5.6    Revenues............................................................     24

    5.7    Abandonment of Independent Products.................................     24

    5.8    Development by Third Parties........................................     24

ARTICLE 6  MANUFACTURING OF CO-COMMERCIALIZED PRODUCTS.........................     25

    6.1    Clinical Scale Manufacturing........................................     25
           6.1.1   Manufacturer................................................     25
           6.1.2   Forecasts...................................................     25
           6.1.3   Transfer Price..............................................     25
           6.1.4   Representation and Warranty.................................     25

    6.2    Process Development Costs...........................................     26

    6.3    Commercial Scale Manufacturing......................................     26

    6.4    Transition Provisions...............................................     26

ARTICLE 7  MANAGEMENT OF COLLABORATION.........................................     26

    7.1    Management Outline..................................................     26

    7.2    Responsibilities of the CMT.........................................     27
           7.2.1   Collaboration Management Team Meetings......................     27
           7.2.2   Standard for Decisions......................................     27
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    7.3    Limits on Jurisdiction of Appointed Teams...........................     27

    7.4    Approval of Research Plans..........................................     27

    7.5    Disagreements.......................................................     28

ARTICLE 8  LICENSE GRANTS......................................................     28

    8.1    Chiron License Grant to PathoGenesis................................     28
           8.1.1   Chiron Technology for Research..............................     28
           8.1.2   Chiron Targets, Libraries, Joint Libraries and Joint
                     Compounds for Screening...................................     28
           8.1.3   Use of Libraries............................................     28
           8.1.4   Licenses for Co-Commercialized Products and Independent
                     PathoGenesis Products.....................................     29

    8.2    PathoGenesis License Grant to Chiron................................     29
           8.2.1   PathoGenesis Technology for Research........................     29
           8.2.2   PathoGenesis Targets, Libraries, Joint Libraries and Joint
                     Compounds for Screening...................................     30
           8.2.3   Use of Libraries............................................     30
           8.2.4   Licenses for Co-Commercialized Products and Independent
                     Chiron Products...........................................     30

    8.3    License to Results and Joint Work...................................     31

    8.4    No Other Rights.....................................................     31

ARTICLE 9  PAYMENTS, ROYALTIES AND ACCOUNTING..................................     31

    9.1    Research Funding....................................................     31

    9.2    Responsibility for Research Costs...................................     32
           9.2.1   Research Reconciliation Report..............................     32
           9.2.2   Research Reconciliation.....................................     32

    9.3    Development Funding and Responsibility for Development Costs........     32

    9.4    Sharing of Net Pretax Profits and Losses............................     32

    9.5    Limitation on Reimbursement.........................................     33

    9.6    Third Party Royalties...............................................     33

    9.7    Independent Product Royalty.........................................     34
           9.7.1   Royalty on Abandoned Targets Resulting In Independent
                     Products..................................................     34
           9.7.2   Royalty on Abandoned Compounds or Jointly Owned or Developed
                     Information Resulting In Independent Products.............     34
           9.7.3   Royalty Stacking Provision..................................     34
           9.7.4   Independent Product Royalty Period..........................     34

    9.8    Fully Paid Up License For Co-Commercialized Products................     35

    9.9    Fully Paid Up License For Independent Products......................     35

    9.10   Taxes...............................................................     35

    9.11   Calculation of Payments.............................................     35

    9.12   Statements..........................................................     35

    9.13   Treatment of Sales in Financial Statements..........................     35
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    9.14   Accounting and Audits...............................................     35

ARTICLE 10  REPORTING AND RECORDS..............................................     36

    10.1   Progress Reports....................................................     36

    10.2   Records and Results.................................................     36

    10.3   Availability of Employees...........................................     36

    10.4   Visit of Facilities.................................................     36

ARTICLE 11  REPRESENTATIONS AND WARRANTIES.....................................     37

    11.1   Mutual Representations and Warranties...............................     37
           11.1.1  Due Organization............................................     37
           11.1.2  Due Authority...............................................     37
           11.1.3  No Conflict.................................................     37
           11.1.4  Binding Obligation..........................................     37
           11.1.5  No Actions..................................................     37
           11.1.6  Assignment of Inventions....................................     37

    11.2   No Additional Representations or Warranties.........................     38

ARTICLE 12  LIMITATION OF LIABILITY............................................     38

    12.1   Limitation of Liability.............................................     38

ARTICLE 13  INVENTIONS, PATENTS, LIBRARIES AND COMPOUNDS.......................     38

    13.1   Ownership of New Inventions, Patent Applications and Patents........     38
           13.1.1  PathoGenesis Inventions.....................................     38
           13.1.2  Chiron Inventions...........................................     38
           13.1.3  Improvements to Party Technology............................     39
           13.1.4  Joint Invention.............................................     39
           13.1.5  Assignment..................................................     39
           13.1.6  Determination of Inventorship...............................     39
           13.1.7  Invention Disclosures.......................................     39
           13.1.8  Compound Patents............................................     39

    13.2   Prosecution and Maintenance of Joint Patents........................     39
           13.2.1  Filing, Prosecution and Maintenance.........................     39
           13.2.2  Cooperation.................................................     40

    13.3   Prosecution and Maintenance of Patents other than Joint Patents.....     40

    13.4   Enforcement of Patents..............................................     40
           13.4.1  Notice......................................................     40
           13.4.2  Maintenance of Lawsuits Involving Chiron Patents............     40
           13.4.3  Maintenance of Lawsuits Involving PathoGenesis Patents......     41
           13.4.4  Maintenance of Lawsuits Involving Joint Patents.............     42

    13.5   Third Party Claim of Infringement...................................     42
           13.5.1  Notice......................................................     42
           13.5.2  Infringement by Co-Commercialized Products..................     42
           13.5.3  Infringement by Independent Products........................     42
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    13.6   Ownership and Use of Libraries and Compounds........................     42
           13.6.1  Use of Chiron and PathoGenesis Libraries and Compounds
                     Outside the Research Program..............................     43

    13.7   Use of Joint Libraries Derived From a Party's Library Outside the
             Research Program..................................................     43

ARTICLE 14  CONFIDENTIALITY AND PUBLICATION....................................     43

    14.1   Confidential Information............................................     43

    14.2   Confidentiality and Non-Use.........................................     43

    14.3   Exclusions..........................................................     43

    14.4   Confidentiality Agreements..........................................     44

    14.5   Publicity...........................................................     44
           14.5.1  Results.....................................................     44
           14.5.2  Press Releases..............................................     44

    14.6   Termination.........................................................     44

ARTICLE 15  INDEMNIFICATION....................................................     44

    15.1   PathoGenesis Indemnification........................................     44

    15.2   Chiron Indemnification..............................................     45

    15.3   Mutual Indemnification..............................................     45

    15.4   Procedure...........................................................     45

    15.5   Product Liability Insurance.........................................     45

ARTICLE 16  TERM AND TERMINATION...............................................     46

    16.1   Contract Term.......................................................     46

    16.2   Early Termination of the Research Program...........................     46

    16.3   Early Termination of the Agreement..................................     46

    16.4   Breach and Specific Performance.....................................     46

    16.5   Survival of Obligations.............................................     46

    16.6   Continuing Liability................................................     47

    16.7   Rights in Bankruptcy................................................     47

    16.8   Return of Confidential Information..................................     47

ARTICLE 17  ALTERNATIVE DISPUTE RESOLUTION ("ADR").............................     47

    17.1   Exclusive Dispute Resolution Mechanism..............................     47

    17.2   Collaboration Management Team Mediation.............................     47

    17.3   Executive Mediation.................................................     47

    17.4   Mediation...........................................................     48

    17.5   Initiation of Arbitration...........................................     48

    17.6   Selection of Neutral................................................     48

    17.7   Hearing.............................................................     48

    17.8   Procedures..........................................................     48
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    17.9   Presentations.......................................................     49

    17.10  Costs and Fees......................................................     49

    17.11  Confidentiality.....................................................     49

    17.12  Award...............................................................     49

    17.13  Injunctive Relief...................................................     49

ARTICLE 18  MISCELLANEOUS......................................................     50

    18.1   No Solicitations....................................................     50

    18.2   Force Majeure.......................................................     50

    18.3   Relationship of the Parties.........................................     50

    18.4   Notices.............................................................     50

    18.5   Successors and Assigns..............................................     51

    18.6   Amendments and Waivers..............................................     51

    18.7   Governing Law.......................................................     51

    18.8   Attorneys' Fees.....................................................     51

    18.9   Severability........................................................     51

    18.10  Use of Names........................................................     52

    18.11  Execution in Counterparts...........................................     52

    18.12  Entire Agreement....................................................     52

EXHIBIT A:  RESEARCH PLAN......................................................

EXHIBIT B:  LIST OF SELECTED TARGETS...........................................

EXHIBIT C:  LIST OF PRE-EFFECTIVE DATE THIRD PARTY AGREEMENTS..................

EXHIBIT D:  LIST OF SCIENTIFIC PERSONNEL.......................................
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
                            COLLABORATION AGREEMENT

    This Collaboration Agreement (the "Agreement") dated as of December 15, 1999 (the "Effective Date"), is entered into by and between Chiron Corporation, a Delaware corporation ("Chiron"), and PathoGenesis Corporation, a Delaware corporation ("PathoGenesis").

        A. Chiron has experience and expertise in the utilization of combinatorial technology to design and synthesize combinatorial libraries, high throughput screening and in the application of this technology and such libraries to the discovery and development of pharmaceutical products.

        B. PathoGenesis has the research tools, experience and expertise to undertake antibacterial research for the identification and prioritization of molecular Targets for the identification of antibiotic compounds, determination of microbiological and biological activity and evaluation of such compounds.

        C. Both Parties have experience in developing and commercializing pharmaceutical products.

        D. PathoGenesis and Chiron mutually desire to enter into an exclusive collaboration (the "Collaboration") to research, develop, manufacture and commercialize mutually selected novel antibacterial compounds for human use (each a "Product" and collectively, "Products") on the terms and subject to the conditions set forth in this Agreement.

        E. In this Collaboration, Chiron will use its expertise in combinatorial chemistry and high-throughput screening and PathoGenesis will use its expertise in genomic target discovery and validations and microbiology/biology evaluations. PathoGenesis and Chiron will collaborate on target prioritization, assay development, lead compound development, medicinal chemistry, and lead optimization during the Collaboration. Upon achieving favorable results from the Research Program, Chiron and PathoGenesis will determine according to the terms of this Agreement, appropriate plans for pre-clinical testing, clinical testing, manufacturing process development, regulatory approval, commercialization and marketing of the Products.

    NOW, THEREFORE, in consideration of the mutual agreements provided herein, PathoGenesis and Chiron agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

    The following capitalized terms used herein shall have the respective meanings set forth below. Certain other capitalized terms are defined elsewhere in this Agreement.

    1.1. "ABANDONED COMPOUND" or "ABANDONED COMPOUND SERIES" means a Compound or Compound Series identified by the research performed under this Agreement which: (i) has been selected in writing by a Party as suitable for further development but which the other Party has declined in writing to develop further; or (ii) which has been abandoned in writing by one or both Parties pursuant to Section 3.2.7.

    1.2. "ABANDONED TARGET" means a Selected Target which has been eliminated from the Research Program through the unilateral written decision of one
Party or through the mutual written decision of both Parties in accordance with Section 2.5.1.

    1.3 "AFFILIATE" means in the case of each Party any entity that directly or indirectly controls, is controlled by, or is under common control with that Party. For such purpose the term "CONTROL" means ownership or control of at least 50% of the voting interest in the entity in question. Notwithstanding anything to the contrary contained herein, "Affiliate" shall not include, in the case of Chiron, Novartis AG or any Affiliate of Novartis AG (other than Chiron and any of its direct or indirect subsidiaries), as long as Novartis A.G. is precluded, by terms of the Governance Agreement dated as of November 20,

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1994 among Ciba-Geigy Limited, Ciba-Geigy Corporation and Chiron from electing a majority of the Board of Directors of Chiron.

    1.4. "ALLOCABLE OVERHEAD" means costs incurred by a Party or for its account which are attributable to a Party's supervisory services, occupancy costs, corporate bonus (to the extent not charged directly to the departments) and its payroll, information systems, human relations or purchasing functions, as allocated by the Party in accordance with generally accepted accounting principles, as applied on a consistent basis.

    1.5. "BANKRUPTCY EVENT" means, with respect to either Party, such Party makes an assignment for the benefit of its creditors, files a voluntary petition under federal or state bankruptcy or insolvency laws, a receiver or custodian is appointed for such person's business, proceedings are instituted against such person under federal or state bankruptcy or insolvency laws that have not been stayed within thirty (30) days, all or substantially all of such person's business or assets become subject to attachment, garnishment or other process, or a court or other governmental authority of competent jurisdiction determines that such person is insolvent.

    1.6. "CHANGE IN CONTROL" shall mean any of the following: (i) the direct or indirect acquisition by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 50% of the Voting Securities of a Party, with the exception that the direct or indirect acquisition by Novartis A.G. of more than 50% of the Voting Securities of Chiron shall not be deemed to involve a Change in Control (ii) a merger or consolidation of a Party with or into any other entity after which the holders of that Party's Common Stock prior to such transaction would not hold securities possessing more than 50% of the total combined voting power of the resulting entity; or
(iii) the sale or disposition of all or substantially all of a Party's assets.

    1.7. "CHIRON COMPOUND" means a Compound designed, acquired or licensed by Chiron (alone or with Third Parties) without reliance upon a PathoGenesis Compound, a Joint Compound, a PathoGenesis Target or PathoGenesis Technology.

    1.8. "CHIRON COMPOUND PATENT" means a Patent owned or controlled by Chiron claiming one or more Chiron Compounds.

    1.9 "CHIRON INDICATIONS" means delivery of drug through oral administration into the human body other than by aerosol or inhalation delivery of drug through the mouth.

    1.10. "CHIRON LIBRARY" means a Library designed, acquired or licensed by Chiron (alone or with Third Parties and available for license or sublicense to PathoGenesis under the terms and conditions of this Agreement), prior to the Effective Date or during the Research Term, which is based upon or modeled after a Chiron Compound.

    1.11. "CHIRON TARGETS" means Targets developed by Chiron (alone or with Third Parties) outside this Collaboration and this Agreement and without reliance upon PathoGenesis Targets or PathoGenesis Technology. Without limitation, Selected Targets shall not be considered Chiron Targets.

    1.12. "CHIRON TECHNOLOGY" means Chiron Technology Patents, biological methods and Chiron Know-How useful with respect to the identification or development pursuant to the Research Plan and the Development Plans of antibacterial Compounds owned or controlled by Chiron, including, without limitation: (i) expression, production and purification technology for bacterial Targets (e.g., recombinant protein expression methods); (ii) assays; and
(iii) transfection systems for replication of bacterial Targets.

    "CHIRON TECHNOLOGY" also means all inventions, Know-How, or other proprietary information (whether patented or not), which are owned or controlled by Chiron or its Affiliates, or their respective employees or assignors, as of the Effective Date or during the Research Term, as to which Chiron has

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the right to grant to PathoGenesis a non-exclusive license hereunder, and consisting of methods or materials for the production, design, synthesis, characterization and/or use of synthetic, chemical libraries, either as individual Compounds or mixtures thereof, using combination and/or permutation strategies with respect to the structural components, e.g. organic scaffold or polymeric or oligomeric backbone structures and chemistries, together with sidechain or substituent chemistries; such libraries generated using chemical strategies based on (i) solid-phase or solid supported systems, e.g. resins and/ or supported spatial arrays (e.g. pins), or (ii) solution chemistry.

    "CHIRON TECHNOLOGY" additionally means technologies owned or controlled by Chiron or its Affiliates used for:

    (a) methods and materials for the design, synthesis and production of chemical compounds and libraries;

    (b) solid phase organic chemistry;

    (c) computational chemistry;

    (d) protein chemistry;

    (e) assay systems;

    (f) in vitro and in vivo test systems; and

    (g) pharmaceutical formulations of dosage forms.

    "CHIRON TECHNOLOGY" specifically excludes vaccines, diagnostics, therapeutic monitoring tests, antisense, gene therapies and recombinant proteins. All existing and future Chiron Targets, Chiron Libraries, Chiron Compounds or Compound Series shall not be included within the definition of Chiron Technology as defined in this Section 1.12, and shall be governed by this Agreement as defined terms in their own right in accordance with the terms and conditions provided herein. To the extent that they relate to Selected Targets, such Chiron Technology and Chiron Libraries, Chiron Compounds and Compound Series contained therein shall be available for use pursuant to the Research Plan, Development Plans and separate provisions of this Agreement. To the extent that any Chiron Technology has been acquired or licensed from Third Parties, all licenses granted hereunder shall be subject to all of the terms and conditions imposed by such Third Parties with respect to such acquired or licensed technology. Chiron shall make reasonable efforts to inform PathoGenesis of such terms and conditions prior to PathoGenesis' use of such technology hereunder.

    1.13. "CHIRON TECHNOLOGY PATENTS" means Patents owned or controlled by Chiron claiming Chiron Technology.

    1.14. "CO-COMMERCIALIZED PRODUCT" means any Product arising from a Joint Development Compound or Joint Development Compound/IV, developed or commercialized jointly by Chiron and PathoGenesis pursuant to Article 3 and
Article 4.

    1.15. "CO-COMMERCIALIZATION PLAN" means the co-commercialization plans outlining the activities to be conducted by the Parties to develop, market and co-commercialize the Co-Commercialized Products as set forth in Article 4.

    1.16. "COLLABORATION MANAGEMENT TEAM" or "CMT" means the management team for the Collaboration, composed of an equal number of members to be chosen by PathoGenesis and by Chiron. CMT responsibilities shall include the review and oversight of operational aspects of the Research Program. The CMT shall also have responsibility for implementing and coordinating activity under the Research Plan, the Development Plans and the Co-Commercialization Plans.

    1.17. "COMPOUND" means a compound with antibacterial activity identified and developed pursuant to this Agreement.

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    1.18.  "COMPOUND PATENT" means a Patent claiming an invention or discovery arising from the Research Program which is specific to the composition or use of a Compound or a Compound Series.

    1.19. "COMPOUND SERIES" means a Compound and those Compounds reasonably suggested by their structure to have the same or similar activity as the Compound.

    1.20. "CONTRACT TERM" means the term of this Agreement as further described in Section 16.1.

    1.21. "COSTS" means the fully burdened and fairly allocated costs and expenses incurred by a Party pursuant to an approved plan, or otherwise approved by the Collaboration Management Team, in connection with the research, development and commercialization of any Product, all to the extent consistent with GAAP.

    1.22. "COSTS OF MANUFACTURING" means, with respect to each Product manufactured by a Party, the fully burdened and fairly allocable costs consistent with U.S. generally accepted accounting principles of the relevant Party and its Affiliates, on a consolidated basis, of manufacturing such Product, including: (a) depreciation or amortization of capital expenditures related thereto and a fair charge for direct costs (including, but not limited to, standard costs and variances from standard costs); (b) the reasonable cost of any excess or idle capacity not otherwise employed and incurred at a facility of such Party that is completed and licensed by the appropriate authorities for production of such Product to the extent that such capacity has been approved by the Parties pursuant to Section 9.4(e);
(c) normal yield losses which arise under efficient and normal production operation conditions; (d) reasonable costs for process development and improvement following commercialization; (e) indirect costs (including, but not limited to, reasonable general and administrative costs associated with manufacturing, factory and facilities overhead, quality assurance and control, engineering, production administration and Allocable Overhead); (f) royalties to Third Parties for technology needed for the manufacture of such Product; and (g) costs of testing rejected or returned Products. Such costs shall be determined by the relevant Party in accordance with its internal accounting systems and methodologies and generally accepted accounting principles, as applied on a consistent basis.

    1.23. "DEVELOPMENT OPTION" means a Party's option to pursue or abandon a Compound or Compound Series, once that Compound or Compound Series has been nominated or selected as a development candidate by a Party pursuant to the terms of this Agreement.

    1.24. "DEVELOPMENT PLAN" means the development plans outlining the activities to be conducted by the Parties to develop and obtain Regulatory Approvals for the Products as set forth in Section 3.1.

    1.25.  "FDA" means the United States Food and Drug Administration.

    1.26. "FIELD" means research, development and commercialization of small molecule drugs against Selected Targets as antibacterial agents for use in humans, specifically excluding vaccines, diagnostics, therapeutic monitoring tests, antisense, gene therapies and recombinant proteins.

    1.27. "FIRST COMMERCIAL SALE" means the first arms-length sale pursuant to this Agreement to one or more Third Parties of a Product following receipt of approval to market such Product from the applicable regulatory agency in the applicable country.

    1.28. "FOREIGN REGULATORY APPROVALS" means all regulatory and other governmental approvals, clearances, registrations or permits which may be required to sell, market or otherwise commercialize a Product in any jurisdiction outside of the United States.

    1.29. "FTE" means the full time equivalent effort, for one year, of one person who participates directly in the research and development activities contemplated under this Agreement, on behalf of one of the Parties hereto. Chiron and PathoGenesis will use agreed upon standard cost accounting procedures in determining FTE support and will fairly allocate costs among its various programs. Participation, as such term is used herein, shall include, without limitation, production of chemical,

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biological and/or other materials or reagents provided for use under this
Agreement (and the resupply thereof if shelf stock is provided, as reasonably determined by the Parties). The FTE shall initially be set at [REDACTED]. These rates shall remain fixed and in effect for the duration of the first three years of the Collaboration under the Research Plan. FTE rates for Third Parties performing research for a Party and charged to the Collaboration shall be the actual FTE rate of that Third Party and not the FTE rate of the Party for whom the research is being performed.

    1.30. "GAAP" means United States generally accepted accounting principles, consistently applied.

    1.31. "IND" means an investigational new drug application and associated documents required to be filed with the FDA or a comparable government agency to obtain approval to commence human clinical trials of a Product.

    1.32. "INDEPENDENT CHIRON PRODUCT" means an Independent Product developed and/or commercialized by Chiron, alone or with a Third Party to the extent provided herein.

    1.33. "INDEPENDENT DEVELOPING PARTY" or "IDP" means a Party who is developing or commercializing an Independent Product independently or with a Third Party in accordance with this Agreement.

    1.34. "INDEPENDENT PATHOGENESIS PRODUCT" means an Independent Product developed and/or commercialized by PathoGenesis, alone or with a Third Party to the extent provided herein.

    1.35. "INDEPENDENT PRODUCT" means a Product which is independently developed or commercialized by either Chiron or PathoGenesis in accordance with this Agreement.

    1.36. "INDEPENDENT RESEARCHING PARTY" or "IRP" means a Party who is continuing research on an Abandoned Target independently or with a Third Party in accordance with this Agreement.

    1.37. "JOINT COMPOUND" means a Compound (i) as to which PathoGenesis and Chiron each perform inventive or patentable acts as determined in accordance with United States patent law in the preparation or creation of such Compound or
(ii) that PathoGenesis and Chiron jointly acquire or license for use under this Agreement.

    1.38. "JOINT COMPOUND PATENT" means a Patent claiming one or more Joint Compounds.

    1.39. "JOINT DEVELOPING PARTY" or "JOINT DEVELOPING PARTIES" means the Party or Parties engaged in the development or commercialization of a Joint Development Product whose indication falls within a Joint Indication.

    1.40. "JOINT DEVELOPMENT COMPOUND" means a Compound or Compound Series which has been nominated or selected by a Party as a development candidate and which the Parties have mutually decided to develop pursuant to the terms of this Agreement.

    1.41. "JOINT INDICATIONS" means intravenous delivery ("IV") of drug into the human body.

    1.42. "JOINT LIBRARY" means a Library, as to which PathoGenesis and Chiron each perform inventive or patentable acts as determined in accordance with United States patent law in designing such Library, and/or contribute proprietary components or compositions to the Library. A Joint Library also means a Library conceived by PathoGenesis with the use of Chiron Technology or a Chiron Target. A Joint Library also means a Library conceived by Chiron with the use of PathoGenesis Technology or a PathoGenesis Target. Excluded from Joint Libraries are Chiron Libraries and PathoGenesis Libraries as defined herein.

    1.43. "JOINT TECHNOLOGY" means new technology for which Chiron and PathoGenesis have both performed patentable inventive contributions as determined under United States patent law. Joint Technology shall not include improvements to Chiron Technology or PathoGenesis Technology.

    1.44. "KNOW-HOW" means any knowledge, information or data which is proprietary to that Party, including, without limitation, all pre-clinical, clinical, chemical, biochemical, toxicological, manufacturing, formulation and scientific research information, whether or not capable of precise separate description relating to Chiron Technology or PathoGenesis Technology.

    1.45. "LEAD DEVELOPMENT PARTY" means that Party for which a Joint Development Compound falls within that Party's Indications or that Party selected pursuant to Section 3.2.1 to develop a Joint Development Compound.

    1.46. "LIBRARY" means a library or mixture of compounds, including without limitation the compounds contained or proposed to be contained therein.

    1.47. "LIBRARY PATENT" means a Patent claiming an invention or discovery which is specific to a group of compounds related by structure or source but not necessarily activity (i.e., a Library). A Library Patent may include claims to the Library as a composition, and may also include claims to methods for making and using a Library, as appropriate. A Library Patent may disclose one or more Compounds identified from the Library (including compositions and methods of making and using) without being considered a Compound Patent.

    1.48. "NET PRETAX PROFITS OR LOSSES" means, as associated with a Product for any period, the difference of Net Sales of such Product during such period, less: (a) Sales, Marketing and Distribution Costs properly allocable to such Product during such period; (b) the Transfer Price properly allocable to such Product during such period; (c) other Costs properly allocable to such Product during such period, all to the extent allowed by GAAP; and (d) Third Party royalties to the extent not covered by the Transfer Price (except as otherwise provided pursuant to Section 2.6.2). Costs incurred after Product has been commercialized and properly allocable to a Development Plan shall be reconciled by the Parties pursuant to Section 9.3.

    1.49. "NET SALES" means the amount invoiced for sales or other dispositions of a Product hereunder (other than sales or other dispositions to Affiliates unless such Affiliate is the end user), less the following deductions (to the extent they are not already reflected in the amount invoiced):

        (a) Discounts, returns, allowances, uncollectible debts, and wholesaler chargebacks allowed and taken in amounts customary in the trade;

        (b) Import, export, excise, sales or use taxes, value added taxes, and other taxes, tariffs or duties directly imposed and properly allocable to particular sales;

        (c) Outbound transportation prepaid or allowed; and

        (d) Amounts allowed or credited for retroactive price reductions or rebates.

    If a Product is sold in physical combination with another active product or products where one or more of such components are not Products, or with a delivery system developed independently of this Agreement, Net Sales under such circumstances shall be calculated by multiplying Net Sales of the combination by the fraction A/(A+B), in which A is the invoice price of the Product, if sold separately, and B is the total invoice price of any other active product or products in combination, or delivery system, if sold separately. If the Product and/or the other active product or products in the combination and/or the delivery system are not sold separately, then the values of the individual components shall be determined by mutual agreement of the Parties on a reasonable basis.

    1.50. "NON-DEVELOPING PARTY" or "NDP" means a Party who is not proceeding with the development or commercialization of an Independent Product as provided in this Agreement.

    1.51. "PARTY" OR "PARTIES" means either Chiron or PathoGenesis, including their Affiliates, or both.

    1.52. "PATENTS" means all patents, inventors' certificates and patent applications throughout the world, including any renewal, division, continuation, continued prosecution application or continuation-in-part of any of such certificates and applications, and any and all patents issuing thereon, and any and all reissues, extensions, substitutions, confirmations, registrations, revalidations, revisions, foreign counterparts and additions of or to any of said patents.

    1.53. "PATHOGENESIS COMPOUND" means a Compound designed, acquired or licensed by PathoGenesis (alone or with Third Parties) without reliance upon a Chiron Compound, a Joint Compound, a Chiron Target or Chiron Technology.

    1.54. "PATHOGENESIS COMPOUND PATENT" means a Patent owned or controlled by PathoGenesis claiming one or more PathoGenesis Compounds.

    1.55. "PATHOGENESIS INDICATIONS" means inhalation or aerosolized delivery of drug into the human body.

    1.56. "PATHOGENESIS LIBRARY" means a Library designed, acquired or licensed by PathoGenesis (alone or with Third Parties and available for license or sublicense to Chiron under the terms and conditions of this Agreement), prior to the Effective Date or during the Research Term, which is based upon or modeled after a PathoGenesis Compound.

    1.57. "PATHOGENESIS TARGETS" means Targets developed by PathoGenesis (alone or with Third Parties) outside this Collaboration and this Agreement and without reliance upon Chiron Targets or Chiron Technology. Without limitation, Selected Targets shall not be considered PathoGenesis Targets.

    1.58. "PATHOGENESIS TECHNOLOGY" means PathoGenesis Technology Patents, biological methods or PathoGenesis Know-How useful with respect to the identification or development pursuant to the Research Plan and the Development Plans of antibacterial Compounds owned or controlled by PathoGenesis, including, without limitation: (i) expression, production and purification technology for bacterial Targets (e.g., recombinant protein expression methods); (ii) assays; and (iii) transfection systems for replication of bacterial Targets.

    "PATHOGENESIS TECHNOLOGY" also means all inventions, Know-How or other proprietary information (whether patented or not), which are owned or controlled by PathoGenesis or its Affiliates, or their respective employees or assignors, as of the Effective Date or during the Research Term, as to which PathoGenesis has the right to grant to Chiron a non-exclusive license hereunder, and consisting of methods or materials for the production, design, synthesis, characterization and/or use of synthetic, chemical libraries, either as individual Compounds or mixtures thereof, using combination and/or permutation strategies with respect to the structural components, e.g., organic scaffold or polymeric or oligomeric backbone structures and chemistries, together with sidechain or substituent chemistries; such libraries generated using chemical strategies based on (i) solid-phase or solid supported systems, e.g., resins and/or supported spatial arrays (e.g., pins), or (ii) solution chemistry.

    "PATHOGENESIS TECHNOLOGY" additionally means technologies owned or controlled by PathoGenesis or its Affiliates used for:

    a. High-throughput Transposon Insertion Mapping (HTTM) screening method for identification of essential genes;

    b.  Mutant libraries of bacterial organisms;

    c.  Informatics relating to bacterial genome analysis;

    d.  Micro Representational Differential Analysis (micro-RDA);

    e.  Animal models of infection;

    f.  Assay systems;

    g.  In vitro and in vivo microbiological assays; and

    h.  Aerosol or inhalation evaluation systems.

    "PATHOGENESIS TECHNOLOGY" specifically excludes vaccines, diagnostics, therapeutic monitoring test, antisense, gene therapies or recombinant proteins. All existing and future PathoGenesis Targets, PathoGenesis Libraries and PathoGenesis Compounds or Compound Series contained therein shall not be included within the definition of PathoGenesis Technology as defined in this
Section 1.58, and shall be governed by this Agreement as defined terms in their own right in accordance with the terms and conditions provided herein. To extent that they relate to Selected Targets, such PathoGenesis Technology and PathoGenesis Libraries, PathoGenesis Compounds and Compound Series contained therein shall be available for use pursuant to the Research Plan, the Development Plans and separate provisions of this Agreement. To the extent that any PathoGenesis Technology has been acquired or licensed from Third Parties, all licenses granted hereunder shall be subject to all of the terms and conditions imposed by such Third Parties with respect to such acquired or licensed technology. PathoGenesis shall make reasonable efforts to inform Chiron of such terms and conditions prior to Chiron's use of such technology hereunder.

    1.59. "PATHOGENESIS TECHNOLOGY PATENTS" means Patents owned or controlled by PathoGenesis claiming PathoGenesis Technology.

    1.60. "PHASE I" and "PHASE II" and "PHASE III" shall have the general accepted meaning of a Phase I, Phase II or Phase III clinical trial as described by the FDA in accordance with FDA regulations and their foreign equivalents.

    1.61 "POST-EFFECTIVE DATE THIRD PARTY AGREEMENTS" means an agreement with a Third Party relating to the Field and executed after the Effective Date.

    1.62 "PRE-EFFECTIVE DATE THIRD PARTY AGREEMENTS" means agreements with Third Parties entered into by Chiron or PathoGenesis prior to the Effective Date which relate to the Field, including, without limitation, consulting or non-royalty bearing license agreements or research and development collaboration agreements.

    1.63 "PRODUCT" means a Compound or Compound Series with antibacterial activity identified and developed pursuant to this Agreement, and includes Co-Commercialized Products, Independent PathoGenesis Products, and Independent Chiron Products.

    1.64 "REGULATORY APPROVALS" means, collectively, the U.S. Regulatory Approvals and the Foreign Regulatory Approvals.

    1.65 "RESEARCH PLAN" means the research plans outlining the activities to be conducted by the Parties pursuant to the Research Program. The initial Research Plan prepared by PathoGenesis and Chiron is attached hereto as Exhibit A. This initial Research Plan is preliminary and shall be subject to periodic review and approval by the Collaboration Management Team pursuant to
Section 2.4 and amendment by mutual written agreement of the Parties from time to time. In the event of a conflict between the Research Plan and this Agreement, this Agreement shall govern. All modifications of the initial Research Plan approved in writing by the CMT shall be considered part of the Research Plan as defined herein.

    1.66 "RESEARCH PROGRAM" means the research and development program within the Field conducted by the Parties pursuant to the Research Plan and Article 2 of this Agreement.

    1.67 "RESEARCH RECONCILIATION REPORT" means the research expense report referenced in Section 9.2.1 of this Agreement.

    1.68 "RESEARCH TERM" means the term of the Research Program as further described in Section 2.1.

    1.69 "RESULTS" means all research, pre-clinical, development, testing and clinical trial results and related data developed by Chiron or PathoGenesis in connection with the exercise of their respective rights or the performance of their respective obligations pursuant to the Research Program and this Agreement, including without limitation any information, data, and structures arising from the Collaboration and all such results and data used or developed by either Party in support of Product regulatory applications worldwide, without regard to whether such Product is a Co-Commercialized Product or an Independent Product.

    1.70  "SALES, MARKETING AND DISTRIBUTION COSTS" means

    (a) the direct labor costs, material costs and outside services and expenses associated with marketing, selling, and distributing a Product, consisting of customary activities in carrying out the sale, marketing and distribution of a pharmaceutical product, including but not limited to detailing, training, promotional, advertising, customer service, professional service, warehousing, shipping, invoicing and administration of accounts receivable,

    (b) overhead allocable to marketing, selling and distributing that Product associated with the conduct of such activities, including costs of carrying and maintaining inventory,

    (c) out-of-pocket expenses actually paid to Third Parties in connection with the conduct of such activities, and

    (d) all freight and other transportation costs incurred in delivering a Product to its final distribution point before delivery to an invoiced customer, including transportation costs to a storage facility, storage charges, Third Party handling fees, insurance during transport and taxes payable for such transportation or storage services.

    Direct labor costs include the costs of employees directly employed in marketing, selling and distributing Products (allocated in accordance with the portion of such employees' time attributable to marketing, selling and distributing Products, as compared to time spent on all such employee's work). Overhead allocated to sales, marketing and distribution of a Product shall include

    (ii) a reasonable allocation of the cost of employees who have a direct relationship with Product sales, marketing, and distribution but who are not classified as direct labor, including employees associated with warehousing, shipping, invoicing and administration of accounts receivable, which allocation shall be based on each such employee's time spent in Product marketing, selling, or distributing as compared to time spent on all such employee's work, or such other method as may be agreed by the Parties,

    (iii) non-labor indirect costs normally associated with sales, marketing, and distribution of a pharmaceutical product, together with the costs of carrying inventory of Products, bad debts and accounts receivable related to Product sales,

    (iv) a reasonable allocation of facilities' and equipment costs properly allocable to Product sales, marketing, and distribution, and

    (v) a reasonable allocation of general and administrative costs in support of such activities.

    Distribution costs shall exclude any transportation or other charges deducted in calculating Net Sales. The precise formula and method of determining Sales, Marketing and Distribution Costs shall be established by the Collaboration Management Team on a reasonable basis consistent with the above principles and with the selling, marketing and distributing Party's internal cost accounting system, and with each such cost calculated in accordance with GAAP.

    1.71. "SELECTED TARGET" means a Target selected pursuant to Section 2.5 and identified in the Research Plan as a subject of the Research Program. Selected Targets may be abandoned by mutual or unilateral written action by the Parties pursuant to Section 2.5.1 of this Agreement. Selected Targets may be added to or replaced in the Research Plan only by mutual written consent of the Parties pursuant to Section 2.5.3 of this Agreement.

    1.72. "TARGET" means any molecular entity, comprising: (i) protein or peptide such as, but not limited to, an enzyme or receptor, together with any of its enzyme isozymes, receptor subtypes or other molecular genetic variants; or
(ii) a nucleic acid sequence with which such protein or peptide functionally interacts; or (iii) in certain cases, a pathogenic bacterial organism or family of organisms.

    1.73. "THIRD PARTY" means any person or entity other than Chiron, PathoGenesis or their respective Affiliates.

    1.74. "THIRD PARTY COMPOUND" means a Compound acquired from a Third Party by Chiron or PathoGenesis, including without limitation Compounds arising from Pre-Effective Date Third Party Agreements or Post-Effective Date Third Party Agreements.

    1.75. "THIRD PARTY TECHNOLOGY" means any technology, including without limitation Third Party Compound(s) licensed or otherwise acquired by Chiron or PathoGenesis with the right to sublicense.

    1.76. "TRANSFER PRICE" means the price at which the Manufacturing Party shall provide Products pursuant to Section 6.1.3.

    1.77. "UNITED STATES" means the United States of America, its territories and possessions.

    1.78. "U.S. REGULATORY APPROVALS" means all regulatory and other governmental approvals, clearances, registrations or permits required to manufacture, sell and otherwise commercialize a Product in the United States.

    1.79. "VOTING SECURITIES" shall mean those voting securities entitled generally to vote on the election of a Party's Board of Directors.

                                   ARTICLE 2
                                RESEARCH PROGRAM

    The Parties will enter into a Research Program to utilize Chiron Technology and PathoGenesis Technology, PathoGenesis Libraries, Chiron Libraries and Joint Libraries, including Libraries designed pursuant to such Research Program in accordance with the Research Plan within the Field, PathoGenesis Compounds or Compound Series, Chiron Compounds or Compound Series, or Joint Compounds or Compound Series, subject to the terms and conditions of this Article 2.

2.1  RESEARCH TERM.

    The Research Program shall commence upon the Effective Date and shall continue for three years, extendable for subsequent one-year periods under substantially the same funding and other terms as are set forth herein, with mutual written consent of both Parties. Six months before the end of this three-year period, and every anniversary thereafter if the Research Program is extended, the CMT shall determine in writing whether to further extend the Research Program.

2.2  COLLABORATION MANAGEMENT TEAM.

    The Research Program will be supervised by the Collaboration Management Team ("CMT"). The Collaboration Management Team will be responsible for the decisions and the oversight of all aspects of the Research Program in accordance with
Article 7 of this Agreement. PathoGenesis and Chiron will have an equal number of representatives on the CMT and will agree on the number of representatives of the CMT based on the stage of the research, development and commercialization. Each Party will have sole discretion to appoint and change its representatives on the CMT.

2.3  RESEARCH PLAN.

    An initial Research Plan is attached hereto as Exhibit A. The Research Plan shall be updated at least annually and approved by the Collaboration Management Team. PathoGenesis and Chiron shall conduct the Collaboration according to the Research Plan and shall assign the appropriate qualified personnel to the Collaboration.

2.4  EXCHANGE OF INFORMATION BETWEEN PARTIES.

    The Parties shall exchange information about their respective efforts under the Research Program on a regular basis and according to the schedule, if any, set forth in the Research Plan. The Parties shall provide the Collaboration Management Team with information sufficient to enable the CMT to review and approve each year, as applicable, written Research Plans including without limitation reasonably detailed descriptions of the tasks to be performed by each Party and the scheduling of tasks and work, the expected resources required to accomplish the work, the estimated Costs associated with the planned work and any additional reporting requirements.

2.5  TARGET SELECTION.

    The initial Selected Targets identified by PathoGenesis and Chiron are referenced in the Selected Target List attached hereto as Exhibit B. The Parties may abandon Selected Targets through a unilateral or mutual written decision to abandon pursuant to Section 2.5.1. The Parties may add or replace Selected Targets only by mutual written consent pursuant to Section 2.5.3.

    2.5.1  OPTION TO ABANDON SELECTED TARGET.

    The Parties may mutually elect to abandon a Selected Target ("Abandoned Target"). In addition, either Party may independently elect to abandon a Selected Target provided that the abandoning Party notify the other Party of its decision to abandon a Selected Target in writing with sixty (60) days prior notice. Prior to any such abandonment of a Selected Target, the CMT shall discuss such Selected Target, and if only one Party desires to abandon a Selected Target, such Party shall in good faith provide the other Party a reasonably detailed explanation of the reasons(s) for the abandonment of the Selected Target. Upon the Parties' mutual election, or at the close of this sixty (60) day period, Abandoned Targets will be removed from the Research Program and the Selected Target List and shall cease to be Selected Targets.

    2.5.2  INDEPENDENT RESEARCH OF ABANDONED TARGET.

    Either Party may elect to continue research efforts on an Abandoned
Target, provided if an abandoning Party independently elects to abandon a Selected Target, it shall refrain from independent research on that Abandoned Target for a period of twelve (12) months following such notice provided for in Section 2.5.1. If the abandoning Party elects to resume efforts on a Selected Target that it abandoned after this twelve (12) month period, the abandoning Party must provide the other Party with notice of its intention to resume such efforts. The Independent Researching Party ("IRP") shall bear all further costs and expenses directed to such effort, including payment or royalty obligations from Third Parties or other contractual obligations. In the event the IRP's efforts on the Abandoned Target utilize Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint
Libraries or Joint Technology from the Research Program and result in an Independent Product as discussed in Section 3.3, the royalty provisions of Sections 9.7.1 and [REDACTED] shall apply. An IRP shall be entitled to pursue independently all indications of an Abandoned Target, subject to the royalty provisions of Sections 9.7.1 and 9.7.4, provided that exclusive rights to any Results, Joint Compounds, Joint Compound Patents, Joint Development
Compounds, Joint Libraries or Joint Technology in connection with its efforts on an Abandoned Target will require mutual agreement of the Parties under separately negotiated terms.

    2.5.3 NEW TARGET OR COMPOUND SELECTION; REPLACEMENT TARGET OR COMPOUND SELECTION.

    The Parties may only add a new Selected Target or compound or replace an Abandoned Target or Abandoned Compound by mutual written consent. Either Party may, at its sole discretion, offer to include in the Research Program a replacement Target or compound which has been obtained, evaluated or optimized by that Party. The offering Party shall propose suitable terms to compensate the offering Party for the value of the Target or compound to the Collaboration, and the Parties shall, prior to acceptance of the replacement Target or compound, negotiate in good faith mutually acceptable terms for its inclusion in the Research Program. Unless otherwise agreed, if the offering Party's Target or compound gives rise to a Development Option which is exercised by both Parties, the agreed upon value shall be paid as part of the true-up process provided for in Section 9.2.2. Unless otherwise agreed, if the offering Party's Target or compound gives rise to a Development Option which is only exercised by one Party, that IDP shall pay its share of the agreed upon value to the offering Party, if different, when the IDP files its first IND arising from such Target or Compound.

    In the event that the offered Target or compound does not become a new Selected Target or Compound, the non-offering Party shall not use the offered Target or compound unless the non-offering Party independently develops or acquires such Target or compound without using the information relating to the Target or compound provided by the offering Party and subject to the other terms and conditions of this Agreement.

2.6  EXCLUSIVITY.

    During the Research Term, Chiron and PathoGenesis shall collaborate exclusively with each other with respect to research directed to the Selected Targets identified by this Agreement in the Field, except as provided by Sections 2.6.1, 2.6.2, 2.6.3 and 2.6.4. During the Research Term, any Third Party collaborations within the Field will be governed pursuant to this
Section 2.6.

    2.6.1  PRE-EFFECTIVE DATE THIRD PARTY AGREEMENTS IN THE FIELD.

    The Parties shall identify in Exhibit C attached hereto any Pre-Effective Date Third Party Agreements in the Field with respect to the Research Program as agreed upon by the Effective Date. This Collaboration shall be subject to the existing rights and obligations imposed upon the Parties by such agreements. [REDACTED]. The Parties will periodically review and modify Exhibit C as necessary to reflect changes in the Research Program.

    2.6.2  POST-EFFECTIVE DATE THIRD PARTY AGREEMENTS.

        (a) Except as otherwise provided herein, in the event that either Party wishes to enter into any Post-Effective Date Third Party Agreement whereby a Third Party would collaborate or consult in the Research Program, or whereby such Third Party would license or otherwise provide Third Party Technology (e.g., a Third Party Compound or Target), such Party shall be able to propose such an arrangement to the other Party and the CMT. The Parties and the CMT shall review the proposed Post-Effective Date Third Party Agreement, taking into consideration relevant factors, including, without limitation, the following: (i) the up-front fees, milestone payments, royalties and other payments that would be associated with Products arising from such proposed Post-Effective

    Date Third Party Agreement; (ii) the allocation of responsibility for such payments to such Third Party as a result of such proposed Post-Effective Date Third Party Agreement between Chiron and PathoGenesis; and (iii) the value or utility of the Third Party Technology in question. If the CMT is unable to reach a unanimous decision on entering into a Post-Effective Date Third Party Agreement or a Party chooses not to proceed with the Third Party collaboration within thirty (30) days of being informed of the proposed Third Party arrangement, then the other Party may enter into that Post-Effective Date Third Party Agreement pursuant to this Section 2.6.2. Notwithstanding the foregoing, neither Party shall enter into a Post-Effective Date Third Party Agreement which would preclude the other Party from exercising its commercialization rights hereunder without the prior written consent of the other Party.

        (b) A Party entering into a Post-Effective Date Third Party Agreement rejected by the other Party in accordance with Section 2.6.2(a) shall bear all Costs related to such agreement prior to the true up pursuant to
    Section 9.2.2. If the Post-Effective Date Third Party Agreement results in a Development Option for a Compound that is exercised by both Parties, then the Party entering into such Agreement shall receive full credit for the costs of entering into such Agreement at the time of true up pursuant to
    Section 9.2.2 and the Parties shall share equally all further Costs associated with that Agreement. If the Post-Effective Date Third Party Agreement has not resulted in a Development Option for a Compound that is exercised by both Parties, the CMT shall decide the extent and timing that the Party entering into such Post-Effective Date Third Party Agreement shall receive credit for such Costs when the Parties true up their spending contributions pursuant to Section 9.2.2.

    2.6.3 LICENSING OR ACQUISITION OF DEVELOPMENT CANDIDATE OR PRODUCTS IN THE FIELD.

    Each Party may enter into Post-Effective Date Third Party Agreements in the Field resulting in the licensing, co-development or acquisition from Third Parties of development candidate compounds or products (i.e., compounds in clinical trials or undergoing IND enabling studies in preparation for clinical trials) excluding Compounds or compounds covered by a Compound Patent. Any such products or products resulting from such development candidate compounds shall be outside of the scope of this Agreement.

    2.6.4  FUTURE THIRD PARTY COLLABORATION OUTSIDE THE FIELD.

    Both Parties acknowledge that Chiron and PathoGenesis are currently party to, and may in the future enter into additional Target collaborations outside the Field with Third Parties. In addition, nothing herein shall restrict the Parties from establishing or entering into collaborative research and development programs outside the Field on Targets other than Selected Targets. The Parties may enter into future transactions with Third Parties involving licenses to their own technology (e.g., Chiron Technology or PathoGenesis Technology) or Libraries. With respect to any such arrangements, Chiron and PathoGenesis acknowledge that:

        (a) Chiron will not use and will not provide Third Parties with PathoGenesis Technology, PathoGenesis Compounds, PathoGenesis Libraries or PathoGenesis Targets under any circumstances for any purpose outside the scope of this Agreement.

        (b) PathoGenesis will not use and will not provide Third Parties with Chiron Technology Chiron Compounds, Chiron Libraries or Chiron Targets under any circumstances for any purpose outside the scope of this Agreement.

        (c) Either Party may provide Third Parties with Results, Joint Compounds, rights in or to Joint Compound Patents, Joint Development Compounds, Joint Libraries or Joint Technology for use outside of the Field in accordance with Section 2.11.

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
        (d) Chiron will not be required to restrict existing or future Third Party recipients of Chiron Technology or Chiron Libraries from utilizing the transferred technology to design or synthesize libraries for use against any Selected Target or from using Chiron Libraries to screen against any Selected Target, subject to Section 2.6.4(b) and provided that Chiron does not actively participate in such design or screening.

        (e) PathoGenesis will not be required to restrict existing or future Third Party recipients of PathoGenesis Technology or PathoGenesis Libraries from utilizing the transferred technology to design or synthesize libraries for use against any Selected Target or from using PathoGenesis Libraries to screen against any Selected Target, subject to Section 2.6.4(a) and provided that PathoGenesis does not actively participate in such design or screening.

        (f) In the course of collaborations or licenses entered into with Third Parties outside the Field by Chiron or PathoGenesis, compounds may be identified against Targets other than Selected Targets, which compounds may have utility in the Field. Neither Chiron nor PathoGenesis shall be required to restrict the ability of any Third Party to pursue all indications of such compounds.

2.7  ACCESS TO CHIRON TECHNOLOGY, CHIRON LIBRARIES, CHIRON COMPOUNDS.

    During the Research Term, Chiron shall provide PathoGenesis access to Chiron Technology reasonably related to the Collaboration, and, subject to
Section 2.8, Chiron Libraries and Chiron Compounds as may be useful in the Research Program, in accordance with, and subject to, the provisions of this
Article 2, Article 14, and the license grants referenced in Article 8. For clarity of understanding, PathoGenesis shall not have the right to use the Chiron Technology Chiron Compounds, Chiron Libraries or Chiron Targets except:
(i) in connection with the Research Program and only during the Research Term; or (ii) as otherwise specifically set forth in this Agreement.

2.8  LIMITATIONS UPON ACCESS TO CHIRON LIBRARIES AND CHIRON COMPOUNDS.

    Chiron Libraries and Chiron Compounds developed jointly with or under agreement with Third Parties may, at Chiron's discretion, be made available for use in Research Program; provided that (i) Chiron has obtained any Third Party consent which it is required to obtain with respect to the use of such Chiron Libraries; (ii) Chiron has informed PathoGenesis of any terms and conditions as may by imposed by the Third Party in question with respect to the use of the Chiron Library; and (iii) the Parties agree that any use of the Chiron Library shall be subject to such terms and conditions and the terms and conditions of this Agreement.

2.9 ACCESS TO PATHOGENESIS TECHNOLOGY, PATHOGENESIS LIBRARIES AND PATHOGENESIS COMPOUNDS.

    During the Research Term, PathoGenesis shall provide Chiron access to PathoGenesis Technology reasonably related to the Collaboration, and, subject to
Section 2.10, PathoGenesis Libraries and PathoGenesis Compounds as may be useful in the Research Program, in accordance with, and subject to, the provisions of this Article 2, Article 14, and the license grants referenced in Article 8. For clarity of understanding, Chiron shall not have the right to use the PathoGenesis Technology, PathoGenesis Compounds, PathoGenesis Libraries or PathoGenesis Targets except: (i) in connection with the Research Program and only during the Research Term; or (ii) as otherwise specifically set forth in this Agreement.

2.10  LIMITATIONS UPON ACCESS TO PATHOGENESIS LIBRARIES AND PATHOGENESIS
      COMPOUNDS.

    PathoGenesis Libraries and PathoGenesis Compounds developed jointly with or under agreement with Third Parties may, at PathoGenesis' discretion, be made available for use in the Research Program; provided that (i) PathoGenesis has obtained any Third Party consent which it is required to obtain with respect to the use of such PathoGenesis Libraries; (ii) PathoGenesis has informed Chiron of any terms and conditions as may by imposed by the Third Party in question with respect to the use

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
of the PathoGenesis Library; and (iii) the Parties agree that any use of the PathoGenesis Library shall be subject to such terms and conditions and the terms and conditions of this Agreement.

2.11 NON-FIELD USE OF RESULTS, JOINT COMPOUNDS, JOINT COMPOUND PATENTS, JOINT DEVELOPMENT COMPOUNDS, JOINT LIBRARIES AND JOINT TECHNOLOGY.

    While it is understood that Chiron shall make no use of PathoGenesis Libraries, PathoGenesis Technology, PathoGenesis Targets, PathoGenesis Compounds or PathoGenesis Compound Patents for use outside of the Field, and PathoGenesis shall make no use of Chiron Libraries, Chiron Technology, Chiron Targets, Chiron Compounds or Chiron Compound Patents for use outside of the Field, either Party shall be permitted to use Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint Libraries or Joint Technology outside of the Field subject to licenses already granted under Sections 8.1, 8.2 and 8.3 and the restrictions of this Section 2.11. If a Party desires to license such Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint Libraries or Joint Technology to a Third Party for use outside the Field, that Party shall (i) provide the other Party with the right of first negotiation (which shall extend for ninety (90) days) for these rights and (ii) provide the other Party with ninety (90) days written notice of its intention (such ninety
(90) days shall be concurrent with the Party's ninety (90) day right of first negotiation). If the other Party elects not to obtain rights to the offered Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint Libraries or Joint Technology, or the Parties are unable to arrive at mutually agreeable terms, the offering Party shall be able to offer a license to Third Parties to those Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint Libraries or Joint Technology, but on terms no less favorable to the offering Party than those offered to and rejected by the other Party. Exclusive rights to any Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint Libraries or Joint Technology will require mutual agreement of the Parties under separately negotiated terms. A Party's use of Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint Libraries or Joint Technology outside of the Field shall be subject to the royalty obligations, payable to the other Party, set forth in Sections 9.7.1 and [REDACTED]. A Party's use of Joint Libraries shall be further subject to Section 13.1.8 if applicable.

    A Party shall not provide Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint Libraries or Joint Technology to a Third Party if such information or technology is directly relevant to an Independent Product being researched, developed or commercialized by the other Party. A Party's use of Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint Libraries or Joint Technology in the Field shall be only in accordance with this Agreement.

2.12  LIMITATIONS UPON USE OF TECHNOLOGY OUTSIDE THE RESEARCH PROGRAM.

    For clarity of understanding, PathoGenesis shall not have the right to utilize Chiron Libraries, Chiron Technology, Chiron Targets, Chiron Compounds, Chiron Compound Patents or any other information confidential to Chiron, and Chiron shall not have the right to utilize PathoGenesis Libraries, PathoGenesis Technology, PathoGenesis Targets, PathoGenesis Compounds, PathoGenesis Compound Patents or any other information confidential to PathoGenesis: (i) outside of the Research Program; (ii) in connection with compounds which are not within the Research Program; or (iii) in the development or commercialization of products outside of the Field.

2.13  ASSAY DEVELOPMENT AND SCREENING.

    PathoGenesis and Chiron shall cooperate in the use of assays and screening methods developed prior to or during the Research Program by PathoGenesis and/or Chiron for the identification or further characterization of a Compound or Compound Series for Selected Targets.

    Each Party shall not use outside the Research Program (within or outside the Field) any assays or screening methods which have been independently developed by the other Party outside the Research Program and provided for use in the Research Program, and/or assays or screening methods developed under this Agreement which comprise or use the Patents or Know-How of the other Party, except with

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
the prior written consent of the providing Party and on terms to be negotiated in good faith, including the provision of reasonable compensation, if any.

    Assays or screening methods developed by either Party, or by both Parties jointly, pursuant to the Research Program which do not comprise or use the Patents or Know-How of the developing Party may be used by either Party outside the Research Program without restriction and without compensation to the other Party.

    Both Parties will utilize the assays and screening methods identified in
Section 2.13 for application in high through-put screening of either Chiron Libraries or PathoGenesis Libraries or for the creation and screening of Joint Libraries. Compounds showing activity based on such assays and screening methods will be utilized during the Collaboration with the intent of developing a Compound or Compound Series. As part of the Research Program, the Compound or Compound Series may be developed through efforts including but not limited to medicinal chemistry, directed synthesis of compounds, directed assays, in vitro screening, toxicology screening and animal models. Such efforts will be determined as set forth within this Agreement according to Article 7 of this Agreement.

                                   ARTICLE 3
                              DEVELOPMENT PROGRAM

3.1  SELECTION OF DEVELOPMENT CANDIDATE.

    When either Party (whether or not the Lead Developing Party) believes that a Compound or Compound Series is ready for final toxicology studies and suitable for development as a Joint Development Compound, such Party shall submit a written notice of Development Option and a written proposed Development Plan to the other Party and the Collaboration Management Team. The proposed Development Plan shall include, without limitation, reasonably detailed strategies and plans for: (i) pre-clinical research; (ii) clinical testing; (iii) manufacturing development (i.e., active pharmaceutical ingredients, formulation, stability, process, etc.); (iv) preparing and filing INDs; (v) preparing and filing NDA's; and (vi) otherwise obtaining Regulatory Approvals. The other Party shall have sixty (60) days to review the proposed Development Plan and to decide whether to exercise the Development Option with respect to such Compound or Compound Series and to proceed with joint development of the Compound or Compound Series under the terms of this Agreement. Regardless of the other Party's decision, the Selected Target for the nominated Compound or Compound Series shall remain in the Research Program until it has been abandoned through written mutual or unilateral action of the Parties. Upon exercising a Development Option, the Parties shall submit Research Reconciliation Reports pursuant to Section 9.2.

3.2  JOINT EXERCISE OF DEVELOPMENT OPTION.

    A decision to develop jointly any Compound or Compound Series will require the coordinated efforts of Chiron and PathoGenesis and will proceed according to the Development Plan and upon the following terms unless the Parties agree otherwise. Where the indication for the Joint Development Compound falls within Chiron's Indications or PathoGenesis' Indications, the Lead Developing Party shall take the lead in implementing the Development Plan with the cooperation of the other Party as set forth in Section 3.2.1. Where the indication for the Joint Development Compound falls within a Joint Indication ("Joint Development Compound/IV"), the Parties shall coordinate efforts to implement the Development Plan pursuant to Section 3.2.2. If the Parties choose to develop any Compound or Compound Series jointly, the Parties shall share the rights to pursue all indications of that Joint Development Compound or Joint Development Compound/IV, subject to a Party's decision to abandon work on the Joint Development Compound or Joint Development Compound/IV after exercising the Development Option pursuant to Section 3.2.6, in which case the IDP shall have the sole right to pursue all indications of the Abandoned Compound or Compound Series.

    3.2.1  LEAD DEVELOPING PARTY.

    Unless mutually agreed otherwise, Chiron will be the Lead Developing Party for Chiron Indications and PathoGenesis will be the Lead Developing Party for PathoGenesis Indications. The Parties shall in good faith endeavor to reach mutual agreement on the Development Plan and the management and budget of clinical development of Co-Commercialized Products. Subject to the Development Plan and with the goal of maximizing Net Pretax Profits, the Lead Developing Party shall have final decision making authority for manufacturing, marketing, commercialization and FDA or foreign regulatory body decisions relating to Co-Commercialized Products. The other Party shall have the right to participate fully in any decision-making processes by the Lead Developing Party regarding Co-Commercialized Products, including review of actions under this Agreement which could materially adversely affect the other Party's ability to commercialize Co-Commercialized Products under this Agreement.

    3.2.2  JOINT DEVELOPING PARTIES.

    If the indication for the Joint Development Compound falls within the Joint Indications ("Joint Development Compound/IV"), Chiron and PathoGenesis shall develop the Compound jointly ("Joint Developing Parties"). The Parties shall share all decision making with respect to the Joint Development Compound/IV including the determination of the most advantageous and effective way to develop the Joint Development Compound/IV. The Parties' positions with respect to such decisions and their decisions shall be made in good faith and shall use commercially reasonable standards with the goal of maximizing Net Pretax Profits.

    3.2.3  OTHER INDICATIONS.

    For Joint Development Compounds whose indications do not fall within Chiron Indications, PathoGenesis Indications or Joint Indications, the Parties shall mutually decide which Party will constitute the most advantageous and effective developing Party, or whether both Parties should jointly develop such Joint Development Compound, when exercising the Development Option. If the Parties are unable to agree mutually on a developing Party, Chiron and PathoGenesis shall jointly develop the Joint Development Compound.

    3.2.4  MULTIPLE INDICATIONS.

    If a Compound or Compound Series already in development or commercialization under this Agreement falls within multiple indications, each indication shall be treated separately under the terms of this Agreement, depending on whether it is a Chiron Indication, a PathoGenesis Indication, a Joint Indication or other indication. If the Parties identify multiple indications for a Compound or Compound Series before a Development Option has arisen with respect to such Compound or Compound Series, then the Parties shall mutually agree upon the first indication to pursue, with the goal of maximizing Net Pretax Profits.

    In the event a Joint Development Compound or Compound Series has in the determination of the CMT the potential for multiple indications and a Lead Developing Party exists for one of the multiple indications, and that LDP desires to outsource any services with respect to the development and commercialization of that Compound, the LDP shall reasonably consider the other Party for such services as the other Party is willing to provide, with the goal of maximizing Net Pretax Profits. The other Party shall have no longer than thirty (30) days to provide a written response of their interest in the opportunity to the LDP. If the other Party decides not to provide such services or the Parties are unable to reach a mutual written agreement with respect to development and commercialization of that Compound within thirty (30) days, the LDP shall have final approval authority on the decision of whether to outsource those services and to whom they should be outsourced.

    3.2.5  DEVELOPMENT COSTS SHARED ON 50%-50% BASIS.

    With respect to such Joint Development Compound or Joint Development Compound/IV, Chiron and PathoGenesis will share the development costs, including all internal costs properly allocable to the development of the Joint Development Compound and all out-of-pocket and external costs which are reasonable and customary for such activities, on a 50%-50% basis or as otherwise agreed in writing by the Parties. To facilitate the sharing of development costs, the Parties shall submit to the Collaboration Management Team quarterly development budgets in addition to the quarterly expense reports required by
Section 9.3.

    3.2.6  THIRD PARTY ROYALTIES.

    Subject to Section 2.6.2, outstanding payment and/or royalty obligations incurred from Third Party licenses or other contractual relationships relating to Joint Development Compounds, Joint Development Compounds/IV or
Co-Commercialized Products will be shared by the Parties on a 50%-50% basis or as otherwise agreed in writing by the Parties.

    3.2.7  OPTION TO ABANDON AFTER EXERCISE OF DEVELOPMENT OPTION.

    A Party may terminate its decision to proceed with a Joint Development Compound or Joint Development Compound/IV after exercising the Development Option provided that it supplies the other Party six (6) months notice of its decision to terminate its development efforts. If a Party opts to terminate its efforts on a Joint Development Compound, a Joint Development Compound/IV or a Co-Commercialized Product, it shall receive no reimbursement for its expenses, costs, or other obligations incurred after the last quarterly reconciliation period prior to the abandoning Party's effective termination date for its development efforts pursuant to Section 9.3. The other Party may choose to continue with or to cease its development efforts. If the Party chooses to continue with its development efforts, the provisions of Sections 3.3, 9.7.2, 9.7.3 and [REDACTED] shall apply to any resulting Independent Products and the IDP shall have the right to pursue all indications of the Joint Development Compound, a Joint Development Compound/IV or a Co-Commercialized Product abandoned pursuant to this Section 3.2.6.

3.3  INDEPENDENT DEVELOPMENT OF PRODUCT.

    Subject to the other terms and conditions of this Agreement, either Party (i.e., an Independent Developing Party or IDP) may conduct independently of the other Party activities related to the development of an Abandoned Compound or Abandoned Compound Series in the Field derived from the Research Program (an "Independent Development Program") or to continue development activities after the other Party has elected to terminate its development efforts on a Joint Development Compound or Joint Development Compound/IV, provided that: (i) the conditions for commencement of an Independent Development Program referenced in Section 3.3.1 are satisfied; and (ii) the IDP shall be obligated to pay the Non-Developing Party or NDP a royalty on Net Sales of any Independent Product which results from the Independent Development Program as determined in accordance with Sections 9.7.2, 9.7.3 and [REDACTED] for an Abandoned Compound or Abandoned Compound Series abandoned by a Party after mutual exercise of the Development Option or other payments in accordance with this Agreement. An IDP shall have the right to pursue independently all other indications for the Abandoned Compound or Abandoned Compound Series.

    3.3.1  CONDITIONS FOR INDEPENDENT DEVELOPMENT OF AN INDEPENDENT PRODUCT.

    Either Party shall have the opportunity to exercise a Development Option that the other Party had decided not to exercise (i.e., a "Non-Developing Party" or "NDP"). The Parties shall endeavor to agree to an equitable division of the intellectual property specifically relating to or covering the Abandoned Compound or Abandoned Compound Series, including assignment of Compound Patents directly related to the development and commercialization of such Compounds to Products to the IDP, which maximizes the value of the assets to both Parties. Alternatively, unless the Parties agree otherwise, such

Compound Patents will be exclusively licensed to the IDP if assigned to the NDP or non-exclusively licensed to the NDP for research purposes only if assigned to the IDP. The right of an IDP to initiate and conduct an Independent Development Program with respect to an Independent Product shall be subject to the following conditions:

        (a) Either Party may pursue an Abandoned Compound or Abandoned Compound Series whose Development Option was not exercised by the other Party provided that the IDP will owe the NDP payments and/or royalties in accordance with Section 9.7.1 and Section [REDACTED] of this Agreement for any resulting Independent Product. The IDP shall bear all costs and expenses incurred in and properly allocable to the development of an Independent Product after the NDP has abandoned a Compound or Compound Series. The NDP shall not be entitled to receive any compensation or credit for the amounts incurred by and properly allocable to the NDP as part of the true-up process of Section 9.2.2 and shall not be responsible for development costs and expenses incurred by the IDP after exercise of the Development Option.

        (b) Third Party payment and/or royalty obligations incurred during the Research Program shall be shared equally. To the extent that Third Party obligations apply to the Independent Product developed and commercialized by the IDP and are incurred after the NDP has decided not to exercise the Development Option or abandoned the Compound or Compound Series, such expenses will be the responsibility of the IDP, subject to the royalty stacking provision of Section 9.7.3.

        (c) The IDP's obligation to pay its full share of costs and other expenses associated with the Research Program and prescribed by this Agreement shall not be abated by virtue of the IDP's conduct of its Independent Development Program, nor shall the IDP reduce or diminish in any way the contributions or obligations it is required to provide or perform pursuant to this Agreement.

        (d) The IDP shall be free to develop an Abandoned Compound or Abandoned Compound Series as it sees fit, including but not limited to the right to enter into Third Party licenses without restriction from the NDP or this Agreement.

3.4 USE OF RESULTS, JOINT DEVELOPMENT COMPOUNDS, JOINT COMPOUND PATENTS, JOINT TECHNOLOGY OR JOINT LIBRARIES IN THE EVENT OF TERMINATION OF THE RESEARCH PROGRAM.

    In the event the Research Program is terminated under Section 16.2, either Party shall be free to use Results, Joint Development Compounds, Joint Compound Patents, Joint Technology or Joint Libraries of the Research Program, subject to the restrictions on use set forth in Section 2.11, the licenses already granted under Article 8 and the royalty provisions of
Section 9.7.1 and Section [REDACTED], or as otherwise agreed to in by the writing Parties, such precise amount to be negotiated between the Parties, taking into consideration the costs and risks undertaken by the IDP and NDP prior to such termination and the relative contributions of each Party.

3.5  DEVELOPMENT BY THIRD PARTIES.

    In certain circumstances, the Parties may agree that a particular Product may be more advantageously pursued by one or more Third Parties. In such cases, the Parties may, by mutual written agreement, license Third Parties to pursue such Product opportunities, or dispose of any such Product opportunity in any other manner that is mutually agreeable. For a Joint Development Compound, if the LDP wishes to involve a Third Party in development and commercialization efforts, the LDP shall first offer the opportunity to the other Party. The other Party shall have no longer than thirty (30) days to provide a written response of their interest in the opportunity to the LDP. If the other Party decides not to accept the opportunity and the Parties are unable to come to a mutual written agreement with respect to involvement by the Third Party, then the Lead Development Party for the Product shall have final approval authority. For a Joint Development Compound/IV, the Parties shall come to a mutual written agreement. In any such out-licensing arrangement, any outstanding payment and/or royalty obligations incurred from grants, external formulation efforts, or other contractual sources will be incorporated into the out-license agreement. Chiron and PathoGenesis will share equally on a 50%-50% basis or as otherwise agreed in writing by the Parties the costs of arranging for any such dispositions and the consideration received in exchange therefor, including upfronts, milestones and royalties, after true-up of expense consideration to date.

                                   ARTICLE 4
                        MARKETING AND COMMERCIALIZATION
                         OF CO-COMMERCIALIZED PRODUCTS

    The provisions of this Article 4 shall apply to the development and commercialization of any Co-Commercialized Product hereunder.

4.1  THE CO-COMMERCIALIZATION PLAN.

    The Co-Commercialization Plan shall include without limitation: (i) a plan and schedule for obtaining further Regulatory Approvals; (ii) a marketing plan; and (iii) further plans for formulation, manufacture, packaging and distribution of the Co-Commercialized Product. For Joint Development Compounds, the other Party shall have sixty (60) days to review the proposed Co-Commercialization Plan and make suggestions to the Lead Developing Party. The Lead Developing Party shall consider all such suggestions in good faith.

4.2  GOVERNANCE.

    For a Joint Development Compound, the Lead Developing Party shall submit a written Co-Commercialization Plan to the other Party and the CMT when the Lead Developing Party believes that the Joint Development Compound is suitable for commercialization, such submission not to take place later than the start of Phase III clinicals. While the Lead Developing Party of a Joint Development Compound shall have final decision-making authority for the development and commercialization of Co-Commercialized Products, the other Party shall have the right to participate fully in all decision-making processes. The Parties shall in good faith endeavor to reach mutual agreement on the management and budget for the marketing and commercialization of Co-Commercialized Products under the Co-Commercialization Plan.

    For a Joint Development Compound/IV, the Parties shall jointly submit a written Co-Commercialization Plan to the CMT when the Parties believe that the Joint Development Compound/IV is suitable for commercialization. When negotiating a Co-Commercialization Plan for a Joint Development Compound/IV, the Parties shall in good faith reach mutual agreement on the management and budget for the marketing and commercialization of Co-Commercialized Products under the Co-Commercialization Plan.

4.3  SHARING OF NET PRETAX PROFITS AND LOSSES.

    Chiron and PathoGenesis shall share all Net Pretax Profits or Losses of each Co-Commercialized Product, regardless of which of the two parties is the Lead Developing Party, for activities giving rise to such Net Pretax Profits or Losses on a 50%-50% basis or as otherwise agreed in writing by the Parties, all to the extent allowable by GAAP.

4.4  DEVELOPMENT AS CO-COMMERCIALIZED PRODUCTS OR INDEPENDENT PRODUCTS.

    Products may be developed and commercialized pursuant to this Agreement as Co-Commercialized Products, as Independent PathoGenesis Products or as Independent Chiron Products. The determination of whether any particular Product will be developed and commercialized as a Co-Commercialized Product, an Independent Chiron Product or an Independent PathoGenesis Product will be made in accordance with the provisions of this Agreement.

    Any Product that is Co-Commercialized shall, if practicable, be sold under a single label for each commercially reasonable indication (by the appropriate Party pursuant to Section 4.5) unless the laws of the country where the Product is sold require separate labels. The Parties will mutually agree in writing upon the appropriate label. In those countries where such Product is sold under two or more labels, the filing and commercial launch of the different Regulatory Registrations will be simultaneous. If the Co-Commercialized Product is not sold under a single label, each Party shall have the right to sell, distribute and market the Co-Commercialized Product.

4.5  REGULATORY APPROVALS.

    The Collaboration Management Team, or a Project Committee if designated, shall determine the jurisdiction or jurisdictions in which Regulatory Approvals for any particular Co-Commercialized Product are to be sought to enable commercialization of such Co-Commercialized Product therein.

    For Co-Commercialized Products arising from Joint Development Compounds, the Lead Developing Party shall have the responsibility to secure and maintain any given Regulatory Approval for all commercially reasonably and appropriate indications of Co-Commercialized Products, and the Party in whose name any such approval is to be secured and maintained. The Lead Developing Party shall consult with the CMT or Project Committee prior to taking any material action with respect to any such Regulatory Approval, and shall provide the CMT with access to all related documentation. Without limiting the generality of the foregoing, the Lead Developing Party shall not make any written or oral contact with the FDA or other applicable regulatory agency or make any regulatory submission without in each case receiving the prior written approval of the CMT. In addition, the other Party shall have the right to participate fully in the formation and implementation of regulatory approval strategy, including, without limitation, the right to participate in any meetings or telephone conferences with the FDA or other applicable regulatory agencies.

    For Co-Commercialized Products arising from Joint Development Compounds/IV, the Parties shall share the responsibility to secure and maintain any given Regulatory Approval for all commercially reasonably and appropriate indications of Co-Commercialized Products, and the Party or Parties in whose name any such approval is to be secured and maintained. The Parties shall consult with the CMT or Project Committee prior to taking any material action with respect to any such Regulatory Approval, and shall provide the CMT with access to all related documentation. Without limiting the generality of the foregoing, the Parties shall not make any written or oral contact with the FDA or other applicable regulatory agency or make any regulatory submission without in each case receiving the prior written approval of the CMT.

4.6  SALES, MARKETING AND DISTRIBUTION RIGHTS.

    Subject to Section 4.2 of this Agreement, sales, marketing and distribution rights will be allocated according to the Co-Commercialization Plan. Generally, for Co-Commercialized Products falling solely within a Party's Indication, the Lead Developing Party shall have the sales, marketing and distribution rights for all such Co-Commercialized Products. Generally, the Parties shall mutually agree upon sales, marketing and distribution decisions for all Products falling within Joint Indications or Joint Indications/IV, with the goal of maximizing Net Pretax Profits. Sales, marketing and distribution rights for delivery of drugs by any means other than Chiron Indications, PathoGenesis Indications or Joint Indications shall be decided in accordance with Section 3.2.3 and 3.2.4. Sales, Marketing and Distribution Rights for Joint Development Products or Joint Development Products/IV shall be set forth within the Co-Commercialization Plan in accordance with Section 4.1 with the goal of maximizing Net Pretax Profits. With respect to the sales, marketing and distribution of Co-Commercialized Products under this Agreement, the Parties shall cooperate in an effort to maximize Net Pretax Profits.

4.7  TRADEMARKS.

    Subject to the labeling and other regulatory requirements of each country where Co-Commercialized Products are to be sold, marketed and distributed, the names of all Co-Commercialized Products shall be determined by the Collaboration Management Team, and the trademarks relating to such names shall be owned jointly by Chiron and PathoGenesis. All Co-Commercialized Products shall, in addition, be marketed under the name "PathoGenesis" or such other PathoGenesis name as PathoGenesis might select, and "Chiron" or such other Chiron name as Chiron may select. Neither PathoGenesis nor Chiron shall as a consequence of this Section 4.7 acquire any trademark or other rights to such names hereunder. Each Party shall provide to the other Party copies of any materials bearing the other Party's Trademarks prior to the release of any such materials and from time to time as requested by the other Party. If the use of the other Party's Trademarks, or material bearing such Trademarks, is deficient in quality, the other Party will notify the first Party of any such deficiencies in writing within seven (7) days after the other Party's receipt of such submission. If the first Party has not received a written objection within such seven (7) day period, the submission shall be deemed approved. If there are deficiencies notified by the other Party in writing during such period, the first Party shall use commercially reasonable efforts to correct promptly such deficiencies.

4.8  PERFORMANCE STANDARDS.

    Each Party shall use commercially reasonable efforts to perform the Co-Commercialized Product development and commercialization work assigned to it in a prudent and skillful manner in accordance, in all material respects, with the Co-Commercialization Plan then in effect and applicable laws. Each Party shall furnish all labor, supervision, facilities, supplies and materials necessary to perform the development and commercialization work assigned to it in accordance with the Co-Commercialization Plan then in effect.

4.9  SUBCONTRACTS.

    Neither Party may subcontract any portion of the Co-Commercialized Product development and commercialization work to be performed by it hereunder unless:
(i) such subcontract is specifically provided for by the applicable Development Plan or Co-Commercialization Plan in question; (ii) otherwise provided for by this Agreement or (iii) agreed upon in writing by the Parties. In the case of any such approved subcontract, the payments to such subcontractor shall be included in the Net Pretax Profits or Losses to be shared by the Parties pursuant to Section 4.3.

4.10  ADVERSE INFORMATION AND EVENT REPORTING.

    Each Party shall promptly notify the other Party of any information or data which comes to its attention that could indicate or reveal the safety or efficacy of the Co-Commercialized Products. Each Party shall report to the other in as much detail as possible, within forty-eight (48) hours from receipt of the information, any experience coincident with the use of the Co-Commercialized Products at any dose, whether or not considered drug related, that suggests a significant hazard, contraindication, side effect or precaution. This includes, but is not limited to, any serious adverse experience coincident with the use of the Co-Commercialized Products. A serious adverse experience includes, at minimum, any event coincident with the use of the Co-Commercialized Products that results in any of the following outcomes: death, a life-threatening experience, inpatient hospitalization, prolongation of an existing hospitalization, a persistent or significant disability or incapacity, or a congenital anomaly or birth defect.

                                   ARTICLE 5
                       DEVELOPMENT AND COMMERCIALIZATION
                            OF INDEPENDENT PRODUCTS

    The provisions of this Article 5 shall apply to the development and commercialization of any Independent Product hereunder.

5.1  DEVELOPMENT AND COMMERCIALIZATION.

    5.1.1  PERFORMANCE STANDARDS.

    The IDP shall use commercially reasonable efforts in connection with the development and commercialization of Independent Products. Commercially reasonable efforts as used herein shall be the same standard of effort used by such Party in the sale, marketing and distribution of its other products having a potential market size and level of importance similar to those of the relevant Independent Product(s).

    The IDP will keep the other Party informed in writing on a yearly basis or as other significant events or milestones occur, including without limitation, results of pre-clinical test, clinical test, and Regulatory Approvals, of its progress in the development of its Independent Products under this Article 5 at each meeting of the Collaboration Management Team during the Contract Term and otherwise as dictated by commercially reasonable efforts and Section 5.3 hereof.

    In the event that the IDP fails to use commercially reasonable efforts to develop and commercialize any Independent Product, the IDP shall, at the other Party's election, either (i) abandon such Independent Product and permit the other Party to undertake development of such abandoned Independent Product, or
(ii) grant the other Party the right to participate in co-development or profit sharing of such abandoned Independent Product, which shall be deemed a Co-Commercialized Product governed by Article 4.

    5.1.2  CONTROL.

    Subject to Section 5.1.1, all decisions with respect to the commercialization and development of an Independent Product, including without limitation any decision to abandon or divest such Independent Product, shall be made solely by the IDP in its discretion, and may be based solely on its own economic, strategic and other other business interests.

    5.1.3  COSTS.

    The IDP shall bear all Costs and other expenses associated with the development and commercialization of its Independent Products, subject to
Section 3.2.7 if applicable.

5.2  THIRD PARTY ROYALTIES.

    In the event that an Independent Product incorporates Third Party Technology, any royalties or other amounts payable by IDP to the licensor of such technology on account of its incorporation in such Independent Product shall be borne solely by the IDP, unless otherwise provided for in this Agreement.

5.3  INTERACTION WITH CMT.

    The IDP shall keep the Collaboration Management Team reasonably well informed regarding the ongoing status of development and commercialization activities of its Independent Products. At the request of the CMT, the IDP shall report to the CMT as often as once per quarter regarding the status of such activities.

5.4  MANUFACTURING RIGHTS AND PROFITS.

    The IDP will have the first right to manufacture bulk product, and to provide fill and finish, for any Independent Product.

5.5  SALES, MARKETING AND DISTRIBUTION RIGHTS AND PROFITS.

    With respect to an Independent Product, and as to which the IDP desires to outsource sales, marketing, distribution and/or promotional services, the IDP shall reasonably consider the NDP for such services as the NDP is willing to provide, based on the NDP's ability to maximize Net Pretax Profits from sales of any Independent Product in any particular territory or market segment, based on resources, personnel, facilities, experience, available capacity and other relevant factors. The NDP will be entitled to receive reasonable compensation for its selling, marketing, distribution and promotional activities and the Parties will negotiate in good faith to determine such compensation.

5.6  REVENUES.

    The IDP shall be entitled to retain all revenue arising from sales of the Independent Products, subject to the royalty obligations referenced in
Section 9.7.

5.7  ABANDONMENT OF INDEPENDENT PRODUCTS.

    If the IDP abandons the development and commercialization of an Independent Product, the NDP shall have the first right to continue the development and commercialization of such Product as its own Independent Product and the right to pursue all indications of the Independent Product. The IDP shall notify the NDP and the CMT in writing promptly following any decision to abandon an Independent Product. If the NDP desires to continue the development and commercialization of the abandoned Independent Product as its own Independent Product, the Parties shall negotiate in good faith an agreement pursuant to which the IDP will receive reasonable compensation for the value contributed by it to the abandoned Independent Product prior to its abandonment thereof. For as long as the NDP continues to devote commercially reasonable efforts to develop and commercialize such Independent Product, the original IDP shall not, without the prior written consent of the NDP, engage in any manner in the development or commercialization of the Independent Product.

5.8  DEVELOPMENT BY THIRD PARTIES.

    In the event that the NDP elects not to continue the development and commercialization of the abandoned Independent Product as its own Independent Product or does not use commercially reasonably efforts to develop or commercialize the abandoned Independent Product, the Parties may, by mutual written agreement, license Third Parties to pursue such Product opportunities, or dispose of any such Product opportunity in any other manner that is mutually agreeable. If the Parties are unable to come to a mutual written agreement, then the IDP for the Product shall have final approval authority. In any such out-licensing arrangement, any outstanding payment and/or royalty obligations incurred from grants, external formulation efforts, or other contractual sources will be incorporated into the out-license agreement. The IDP shall be solely responsible for all Costs and expenses associated with out-licensing the Independent Products and shall retain all payments or royalties from such third party except the NDP shall retain its rights to a royalty pursuant to Section
5.6 and Section 9.7.

                                   ARTICLE 6
                  MANUFACTURING OF CO-COMMERCIALIZED PRODUCTS

6.1  CLINICAL SCALE MANUFACTURING.

    6.1.1  MANUFACTURER.

    For Co-Commercialized Products arising from Joint Development Compounds, the Lead Developing Party shall, with active participation from the other Party, determine the most cost efficient provider of manufacturing services, which may include a Third Party manufacturer (the "Manufacturing Party"). For Co-Commercialized Products arising from Joint Development Products/IV, the Parties shall, in good faith and using commercially reasonable standards, together decide the most cost efficient Manufacturing Party. The Parties shall in good faith endeavor to reach mutual agreement on the selection of the manufacturing approach of Co-Commercialized Products for all commercially reasonable and appropriate indications. The Manufacturing Party shall supply all Products required for pre-clinical and clinical trials of Co-Commercialized Products hereunder, and shall provide advance delivery of such Products in accordance with relevant Plans approved by the Collaboration Management Team, or a project committee if designated, in accordance with Article 7. Notwithstanding the foregoing, the Manufacturing Party shall use commercially reasonable efforts, but shall have no obligation, to supply at any time any such Products in excess of the quantities set forth in the applicable forecasts.

    6.1.2  FORECASTS.

    The Lead Developing Party, in the case of Co-Commercialized Products arising from a Joint Development Product, shall deliver to the Manufacturing Party annually forecasts of the quantities of Products expected to be required for pre-clinical and clinical trials in accordance with the relevant manufacturing plan or manufacturing agreement. The Parties together, in the case of Co-Commercialized Products arising from a Joint Development Product/IV, shall deliver to the Manufacturing Party annual forecasts of the quantities of Products expected to be required for pre-clinical and clinical trials in accordance with the relevant manufacturing plan or manufacturing agreement. Such quantities shall be stated on a quarterly basis for the first year in the period and on an annual basis for the second, third and any subsequent years.

    6.1.3  TRANSFER PRICE.

    In the event the Manufacturing Party is either PathoGenesis or Chiron, the Manufacturing Party shall provide such Products pursuant to a supply agreement negotiated in good faith for preclinical and clinical trials at a [REDACTED]. In the event that the Manufacturing Party is a Third Party, the Transfer Price for preclinical and clinical supplies of Co-Commercialized Products for both Parties shall be negotiated by the Lead Developing Party with such Third Party.

    6.1.4  REPRESENTATION AND WARRANTY.

    The Manufacturing Party shall represent and warrant that the Products supplied by it for preclinical and clinical trials pursuant to Section 6.1 will comply with the Product specifications determined by the Lead Developing Party, or Joint Developing Parties if applicable, and included in the Co-Commercialization Plan including manufacturing plans in effect from time to time in accordance with applicable governmental regulations and guidelines.

6.2  PROCESS DEVELOPMENT COSTS.

    Unless otherwise agreed to in writing by the Parties, the Manufacturing Party will be solely responsible for all Costs relating to manufacturing process development incurred by it in performing its obligations under this Agreement, subject to recovery as a component of Costs of Manufacturing.

6.3  COMMERCIAL SCALE MANUFACTURING.

    Any commercial scale manufacturing by the Manufacturing Party of Co-Commercialized Products hereunder shall be conducted pursuant to one or more manufacturing and supply agreements to be entered into by the Parties negotiated in good faith and containing commercially reasonable and customary provisions, which will include provisions analogous to those set forth in Sections 6.1.1, 6.1.2, 6.1.4, and 6.2 above. In the event the Manufacturing Party is a Third Party, the LDP, or Joint Developing Parties if applicable, shall negotiate the most favorable Transfer Price for both Parties. In the event the Manufacturing Party is Chiron or PathoGenesis, the supply agreement shall include a [REDACTED].

6.4  TRANSITION PROVISIONS.

    In the event that the Manufacturing Party elects not to manufacture any Co-Commercialized Product from which it has withdrawn pursuant to Section 3.2.7, the Manufacturing Party shall provide the other Party with prompt written notice of such election. If the other Party elects to continue the development and commercialization of such Co-Commercialized Product as an Independent Product, the Manufacturing Party shall, upon the request of the other Party, continue to manufacture such Product on the then existing terms for such period as is requested by the other Party, not to exceed [REDACTED]. During such transition period, the other Party shall exercise reasonable commercial efforts to obtain an alternate manufacturer as promptly as possible, and the Manufacturing Party shall exercise reasonable commercial efforts and cooperation to effectuate the transfer of manufacturing to such alternate manufacturer.

                                   ARTICLE 7
                          MANAGEMENT OF COLLABORATION

7.1  MANAGEMENT OUTLINE.

    The work performed under this Agreement shall be directed and managed by the committee structure outlined in this Article 7. Work under this Agreement shall be managed by the Collaboration Management Team (CMT). The CMT shall have decision making authority for the conduct of the Research Program, Development Plan and Co-Commercialization Plan in accordance with the terms and conditions described in this Agreement. The CMT shall perform its obligations, including the review and approval of plans pursuant to the Agreement, on a prompt and timely basis. It is understood that all other Articles of this Agreement that may refer to review or decisions by any committee shall be controlled by this Article and the committee structure defined in this Article 7 of this Agreement. It is expected that the composition of the CMT will change based on the stage of the research, development and commercialization. Initially, [REDACTED], will constitute the CMT. Each Party will provide reasonable written notice to the other Party of any change in its representatives on the CMT.

7.2  RESPONSIBILITIES OF THE CMT.

    Collaboration Management Team responsibilities shall include without limitation project review, progress management and planning. The CMT shall supervise and coordinate the research and development of Products, the commercialization of Co-Commercialized Products pursuant to this Agreement, and the commercialization of Independent Products to the extent provided in this Agreement. The CMT shall have the authority to create teams to carry out the research and other related activities and which shall directly report to the CMT. The CMT may by unanimous decision, within its discretion, engage, hire or contract with Third Parties as consultants for the CMT. The Parties shall share on a 50%-50% basis or as otherwise agreed in writing by the Parties the costs for all such Third Party consultants.

    7.2.1  COLLABORATION MANAGEMENT TEAM MEETINGS.

    The Collaboration Management Team shall meet on a quarterly basis to:

        (a) approve FTE allocations from each Party, program spending and any special expenditures;

        (b) review the projects, project objectives, and Targets; and

        (c) make determinations on which projects should advance in development.

    Meeting location will generally alternate between PathoGenesis' facility in Seattle, Washington and Chiron's facility in Emeryville, California unless otherwise agreed by the Parties. The host of each meeting will serve as chair thereof. In addition, teleconference meetings will be held on a regular basis, as needed, to discuss data and progress of the Collaboration. The CMT will keep meeting minutes and prepare a quarterly research report for respective internal senior management review. Chiron and PathoGenesis each shall bear all of its own travel, lodging, meals and other costs and expenses properly allocable to the participation of its representatives on any Committees.

    7.2.2  STANDARD FOR DECISIONS.

    In exercising its research, development, marketing, commercialization and oversight responsibilities hereunder, the CMT shall act and make decisions based primarily on the criterion of maximizing Net Sales from sales of Products, maximizing Net Pretax Profits and minimizing Net Pretax Losses. Such standard shall also be applied in connection with any dispute resolution pursuant to
Article 17.

7.3  LIMITS ON JURISDICTION OF APPOINTED TEAMS.

    In the event that any activity related to the development or commercialization of Co-Commercialized Products pursuant to this Agreement is to be handled primarily by one Party, such activity will be controlled by the performing Party under supervision of the Collaboration Management Team.

7.4  APPROVAL OF RESEARCH PLANS.

    The Collaboration Management Team shall review and approve each year, as applicable, written Research Plans as provided for by Section 2.4, written Development Plans as provided for by Section 3.1 and written Co-Commercialization Plans as provided for by Article 4. Each plan shall cover a period of time as specified by this Agreement, or as otherwise may be agreed to by the Collaboration Management Team. In addition, upon request of either Party, the Collaboration Management Team shall consider proposed revisions to any then current plan.

7.5  DISAGREEMENTS.

        (a) All disagreements arising out of the Research Program shall be referred to the Collaboration Management Team. If the CMT is unable to resolve such disagreement, the matter shall be resolved by the executive officers of each Party designated in Section 17.3.

        (b) All disagreements arising out of the development or commercialization of Joint Development Compounds, Joint Development Compounds/IV or Co-Commercialized Products shall be resolved pursuant to
    Article 17.

                                     ARTICLE 8
                                   LICENSE GRANTS

8.1.  CHIRON LICENSE GRANT TO PATHOGENESIS.

    Subject to the terms and conditions of this Agreement, Chiron hereby grants the following licenses to PathoGenesis, and, to the extent provided below, its
Affiliates:

    8.1.1  CHIRON TECHNOLOGY FOR RESEARCH.

    A worldwide non-exclusive license, during the Research Term only, without right to sublicense to Third Parties except as provided by Section 2.6.2, under the Chiron Technology, Chiron Technology Patents, and improvements to Chiron Technology, solely to the extent related to the Selected Targets within the Field, to conduct research with respect to the Selected Targets in accordance with the Research Plan. Such license shall extend beyond the Research Term to the extent necessary for PathoGenesis to continue research, development and commercialization of Co-Commercialized Products and Independent PathoGenesis Products.

    8.1.2 CHIRON TARGETS, LIBRARIES, JOINT LIBRARIES AND JOINT COMPOUNDS FOR SCREENING.

    A worldwide non-exclusive license, during the Research Term, without right to sublicense to Third Parties except as provided by Section 2.6.2, under Library Patents, Compound Patents, and Chiron Know-How, to screen Chiron Libraries, Joint Libraries, Chiron Compounds and Joint Compounds against the Selected Targets within the Field in accordance with the Research Plan. Such license shall continue after the conclusion of the Research Term to the extent necessary to permit PathoGenesis to continue development and commercialization of Products pursuant to this Agreement.

    8.1.3  USE OF LIBRARIES.

    The Parties acknowledge that the Chiron Libraries screened pursuant to the Research Plan will also be screened by Chiron, its Affiliates and contractors, and by Third Parties outside the Collaboration, provided that such Chiron Libraries shall not be screened against Selected Targets except as permitted by
Section 2.6.4(d). The rights of the Parties with respect to Compounds or Compound Series identified through the Research Plan will be subject to rights arising as a result of such use of the libraries outside the Research Plan. The determination of ownership, patent and license rights to Compounds contained in Chiron Libraries shall be based on the first to invent the subject matter in question, as determined under U.S. patent law. Except as expressly stated in
Section 8.1 no implied rights or licenses are granted hereunder to any inventions or patent rights arising outside this Agreement, including without limitation rights under dominating patent claims. The following principles shall apply.

        (a) PathoGenesis shall notify Chiron in writing as soon as practicable following identification of any Compound hit. Chiron shall be entitled to rely on the content and timing of receipt of notices of identification of compounds received from all users of Chiron Libraries as evidence of which party is first to invent and in determining whether conflicts exist.

        (b) If, at any time, Chiron believes in good faith that a conflict exists between PathoGenesis and Chiron and/or Third Parties who are each entitled to exclusive rights to Compounds or Compound Series contained in Chiron Libraries, with respect to patent applications filed or to be filed by Chiron, Chiron shall notify each party involved of the existence of the conflict, the claims of such party which are involved, and the identity of (but not the specific compounds or claims of) the other party. PathoGenesis hereby consents to such notification under Section 18.4 hereof. Chiron shall not be required to take any action in filing new patent applications or amending existing applications with respect to the conflicting subject matter, except on instructions approved by both parties to the conflict. However, Chiron shall have the right, but not the obligation, to take such actions as Chiron believes in good faith will protect the rights of both parties to the conflict, pending receipt of such jointly approved instructions (e.g., filing potentially conflicting applications, combining conflicting subject matter into a CIP application, filing continuations of applications to prevent double patenting rejections of another application, etc.). If there is a dispute between Chiron and PathoGenesis as to whether Chiron is the first to invent the Compounds in question, the Parties shall refer the matter to an independent patent attorney acceptable to both parties for final resolution.

    8.1.4 LICENSES FOR CO-COMMERCIALIZED PRODUCTS AND INDEPENDENT PATHOGENESIS PRODUCTS.

        (a) A worldwide co-exclusive license with Chiron under Chiron Compound Patents and Chiron's interest in Joint Compound Patents arising from the Research Program to make, have made, use, offer to sell, sell, have sold and import Co-Commercialized Products in PathoGenesis' Indications (and as appropriate all indications where PathoGenesis is the Lead or Joint Developing Party) in the Field.

        (b) A worldwide exclusive license to make, have made, use, offer to sell, sell, have sold and import Independent PathoGenesis Products arising from the Collaboration as an Independent Product under Chiron Compound Patents and Chiron's interest in Joint Compound Patents arising from the Research Program to make, have made, use, offer to sell, sell, have sold and import Independent PathoGenesis Products in the Field, with the right to sublicense.

        (c) To the extent that an Independent PathoGenesis Product contains a Compound disclosed in a Library Patent covering a Chiron Library or Joint Library, the licenses granted under this Section 8.1.4 shall include a license under such Chiron Library Patent(s), provided that such license shall be no broader in scope than is necessary to permit PathoGenesis to exercise its license to make, have made, use, offer to sell, sell, have sold and import Co-Commercialized Products in PathoGenesis' Indications (and as appropriate all indications where PathoGenesis is the Lead or Joint Developing Party) and Independent PathoGenesis Products in the Field as provided herein.

8.2  PATHOGENESIS LICENSE GRANT TO CHIRON.

    Subject to the terms and conditions of this Agreement, PathoGenesis hereby grants the following licenses to Chiron and, to the extent provided below, its
Affiliates:

    8.2.1  PATHOGENESIS TECHNOLOGY FOR RESEARCH.

    A worldwide non-exclusive license, during the Research Term only, without right to sublicense to Third Parties except as provided by Section 2.6.2, under the PathoGenesis Technology, PathoGenesis Technology Patents and improvements to PathoGenesis Technology, solely to the extent related to the Selected Targets within the Field, to conduct research with respect to the Selected Targets in accordance with the Research Plan. Such license shall extend beyond the Research Term to the extent necessary for Chiron to continue research, development and commercialization of Co-Commercialized Products and Independent Chiron Products.

    8.2.2 PATHOGENESIS TARGETS, LIBRARIES, JOINT LIBRARIES AND JOINT COMPOUNDS FOR SCREENING.

    A worldwide non-exclusive license, during the Research Term, without right to sublicense to Third Parties except as provided by Section 2.6.2, under Library Patents, Compound Patents and PathoGenesis Know-How, to screen PathoGenesis Libraries, Joint Libraries, PathoGenesis Compounds and Joint Compounds against the Selected Targets within the Field in accordance with the Research Plan. Such license shall continue after the conclusion of the Research Term on a non-exclusive basis to the extent necessary to permit Chiron to continue development and commercialization of Products pursuant to this Agreement.

    8.2.3  USE OF LIBRARIES.

    The Parties acknowledge that the PathoGenesis Libraries screened pursuant to the Research Plan will also be screened by PathoGenesis, its Affiliates and contractors, and by Third Parties outside the Collaboration, provided that such PathoGenesis Libraries shall not be screened against Selected Targets except as permitted by Section 2.6.4(e). The rights of the Parties with respect to Compounds or Compound Series identified through the Research Plan will be subject to rights arising as a result of such use of the libraries outside the Research Plan. The determination of ownership, patent and license rights to Compounds contained in PathoGenesis Libraries shall be based on the first to invent the subject matter in question, as determined under U.S. patent law. Except as expressly stated in Section 8.2 no implied rights or licenses are granted hereunder to any inventions or patent rights arising outside this Agreement, including without limitation rights under dominating patent claims. The following principles shall apply.

        (a) Chiron shall notify PathoGenesis in writing as soon as practicable following identification of any Compound hit. PathoGenesis shall be entitled to rely on the content and timing of receipt of notices of identification of compounds received from all users of PathoGenesis Libraries as evidence of which party is first to invent and in determining whether conflicts exist.

        (b) If, at any time, PathoGenesis believes in good faith that a conflict exists between Chiron and PathoGenesis and/or Third Parties who are each entitled to exclusive rights to compounds or Compound Series contained in PathoGenesis Libraries, with respect to patent applications filed or to be filed by PathoGenesis, PathoGenesis shall notify each party involved of the existence of the conflict, the claims of such party which are involved, and the identity of (but not the specific compounds or claims of) the other party. Chiron hereby consents to such notification under Section 18.4 hereof. PathoGenesis shall not be required to take any action in filing new patent applications or amending existing applications with respect to the conflicting subject matter, except on instructions approved by both parties to the conflict. However, PathoGenesis shall have the right, but not the obligation, to take such actions as PathoGenesis believes in good faith will protect the rights of both parties to the conflict, pending receipt of such jointly approved instructions (e.g., filing potentially conflicting applications, combining conflicting subject matter into a CIP application, filing continuations of applications to prevent double patenting rejections of another application, etc.). If there is a dispute between PathoGenesis and Chiron as to whether PathoGenesis is the first to invent the Compounds in question, the Parties shall refer the matter to an independent patent attorney acceptable to both parties for final resolution.

    8.2.4  LICENSES FOR CO-COMMERCIALIZED PRODUCTS AND INDEPENDENT CHIRON
           PRODUCTS.

        (a) A worldwide co-exclusive license with PathoGenesis under PathoGenesis Compound Patents and PathoGenesis' interest in Joint Compound Patents arising from the Research Program to make, have made, use, offer to sell, sell, have sold and import Co-Commercialized Products in Chiron's Indications (and as appropriate all indications where Chiron is the Lead or Joint Developing Party) in the Field.

        (b) A worldwide exclusive license to make, have made, use, offer to sell, sell, have sold and import Independent Chiron Products arising from the Collaboration as an Independent Product under PathoGenesis Compound Patents and PathoGenesis' interest in Joint Compound Patents arising from the Research Program to make, have made, use, offer to sell, sell, have sold and import Independent Chiron Products in the Field, with the right to sublicense.

        (c) To the extent that an Independent Chiron Product contains a Compound disclosed in a Library Patent covering a PathoGenesis Library, the licenses granted under this Section 8.2.4 shall include a license under such PathoGenesis Library Patent(s), provided that such license shall be no broader in scope or exclusivity than is necessary to permit Chiron to exercise its license to make, have made, use, offer to sell, sell, have sold and import Co-Commercialized Products in Chiron's Indications (and as appropriate all indications where Chiron is the Lead or Joint Developing Party) and Independent Chiron Products in the Field as provided herein.

8.3  LICENSE TO RESULTS AND JOINT WORK.

    Each Party shall have the right to use all Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint Libraries and Joint Technology to the extent necessary or useful to enable such Party to exercise its rights and perform its obligations under this Agreement. Such right shall include, without limitation, the right to refer to, use and present Results of the other Party in any Regulatory Approval application relating to a Product, without regard to whether such Product is a Co-Commercialized Product or an Independent Product. In the event that a Party intends to use the Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint Libraries and/or Joint Technology with a Third Party for a drug other than a Co-Commercialized Product or an Independent Product, such use must be in compliance with the restrictions set forth in Section 2.11.

8.4  NO OTHER RIGHTS.

    Except as otherwise provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest or license or other right in any technology, trade secrets, Patents, Know-How or patent applications of the other Party including without limitation any right or interest in or to any Targets, products, vaccines, antibodies, cell lines or cultures, or animals owned, controlled or developed by the other Party, or transferred by the other Party to such Party at any time in accordance with the terms of this Agreement.

                                   ARTICLE 9
                       PAYMENTS, ROYALTIES AND ACCOUNTING

9.1  RESEARCH FUNDING.

    [REDACTED]. Instead, Chiron and PathoGenesis shall balance FTE requirements equally on a 50%-50% basis (or as otherwise agreed in writing by the Parties) during the Research Term for activities specified in the Research Plan, including, without limitation, activities related to the identification and evaluation of potential Products, additional molecular biology and/or biochemistry research regarding Products and/or further development of the manufacturing process for Products, all in amounts, and in accordance with Research Plans.

    [REDACTED].

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    The Parties shall contribute equally to research funding during the Research
Term, such funding contributions to be based on FTE contributions times the accepted fully-burdened FTE rate of each company. When reconciling FTE contributions, the Parties shall only value those FTE contributions which are in excess from one Party over the other Party. The Parties shall report to each other on a semi-annual basis their FTE and financial contribution to the research collaboration. Any special or unusual costs for the Research Program (e.g., outside contracts or licenses) directly and specifically relating to the research collaboration and which fall outside the accepted FTE rate shall be borne solely by the Party which incurred such costs unless otherwise mutually agreed to in writing in advance by the Parties acting through the Collaboration Management Team.

9.2  RESPONSIBILITY FOR RESEARCH COSTS.

    The Parties shall share equally the Costs of the Research Program to the extent possible, allowing for FTE credits credited to Chiron as of the Effective Date pursuant to Section 9.2.2. Each Party shall bear the costs for its own research efforts during the Research Term in accordance with the Research Plan and Section 9.1. To the extent there is an imbalance in the Costs or research effort incurred by each Party during the Research Term, the Party incurring the lesser expense shall compensate the other Party, according to Section 9.2.2 below. To the extent necessary as determined by the Research Plan, the Parties intend to provide a substantially equal number of FTE's in the Research Program of the Collaboration.

    9.2.1  RESEARCH RECONCILIATION REPORT.

    Commencing upon the close of the first six months following the Effective Date, and for every six months thereafter during the Research Term, Chiron and PathoGenesis shall each prepare and submit their own separate semiannual expense reports describing their FTE and financial contributions under this Agreement (the "Research Reconciliation Report") to the Collaboration Management Team. These semiannual reports shall be provided to the CMT and the other Party within 30 days of the end of each six month period.

    9.2.2  RESEARCH RECONCILIATION.

    The Collaboration Management Team shall true up the Parties' spending contributions at the time either Party (or both Parties if joint development is selected) exercise a Development Option, upon termination of the Agreement or at the discretion of the CMT. However, as of the Effective Date, Chiron shall have the FTE credit as set forth in Section 9.1. In the event of independent development, any amounts owed by the Non-Developing Party will be credited against future payments/royalties owed by the developing Party to the Non-Developing Party.

9.3  DEVELOPMENT FUNDING AND RESPONSIBILITY FOR DEVELOPMENT COSTS.

    The Parties shall share the costs of developing Joint Development Compounds on a 50%-50% basis or as otherwise agreed in writing by the Parties. The Parties shall provide the Collaboration Management Team with detailed expense reports on a quarterly basis to enable the CMT to true up spending contributions by the Parties on a quarterly basis, including but not limited to out of pocket expenses, FTEs and reasonably allocated costs expended on Co-Commercialized Products.

9.4  SHARING OF NET PRETAX PROFITS AND LOSSES.

        (a) Within forty five (45) days after the end of each of the first three calendar quarters of each year and within sixty (60) days after the end of each calendar year, each party shall provide the other with a detailed report (a "Quarterly Report") of its Net Pretax Profits and Losses including: (i) its Net Sales (including the number of units) arising from sales of Co-Commercialized Products sold by it during the previous quarter; and (ii) its Costs including the Transfer Price and Sales, Marketing and Distribution Costs relating to the Co-Commercialized Products sold by it during the previous quarter. Such report shall indicate all information relevant

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    to the providing Party's calculation of its Net Sales, including, without limitation, information regarding gross sales and Costs accrued or incurred by such party with respect to such Net Sales.

        (b) In the event both Parties have Net Pretax Profits for a quarter, within thirty (30) days following receipt of each Quarterly Report, the Party who has generated a greater amount of Net Pretax Profits during the previous quarter (the "Paying Party") shall pay the other party (the "Receiving Party"), by cash payment or offset against amounts due from the Receiving Party, an amount equal to fifty percent (50%) of the amount by which the Net Pretax Profits from Co-Commercialized Products sold by the Paying Party exceed the Net Pretax Profits from Co-Commercialized Products sold by the Receiving Party during such quarter.

        (c) In the event both Parties have Net Pretax Losses for such quarter, within thirty (30) days following receipt of each quarterly reports, the Party who had generated a lesser amount of Net Pre-Tax Losses during the previous quarter (the "Paying Party") shall pay the other Party (the "Receiving Party"), by cash payment or offset against amounts due from the Receiving Party an amount equal to fifty percent (50%) of the amount by which the amount by which the Net Pretax Losses from Co-Commercialized Products sold by the Paying Party are less than the Net Pretax Losses from Co-Commercialized Products sold by the Receiving Party during such quarter.

        (d) In the event that one Party has a Net Pretax Profits for such quarter and the other Party has a Net Pretax Losses for such quarter, within thirty (30) days following receipt of each quarterly report, the Party who has generated the Net Pretax Profits for such quarter (the "Paying Party") shall pay the other Party (the "Receiving Party"), by cash payment or offset against amounts due from the Receiving Party an amount equal to fifty percent (50%) of the amount by which the Net Pretax Profits from Co-Commercialized Products sold by the Paying Party exceeds the Net Pretax Losses from Co-Commercialized Products sold by the Receiving Party during such quarter.

        (e) In the event that the development and commercialization includes extraordinary or unusual Costs or expenses including without limitation: (i) the construction of a manufacturing facility; (ii) the purchase of significant capital assets; or (iii) the payment of significant milestones or license fees to Third Parties, except as provided for in Sections 2.6.1 and 2.6.2, or as otherwise warranted by the Collaboration, the Party incurring such Costs or expenses shall first obtain the written consent of the other Party prior to incurring or passing along such Costs or expenses.

9.5  LIMITATION ON REIMBURSEMENT.

    In any case where Chiron and PathoGenesis are to share equally, or where either Chiron or PathoGenesis is entitled to receive reimbursement of Costs incurred in connection with the development and commercialization of Co-Commercialized Products, such Costs will be shared or reimbursed only if and to the extent that were contemplated by, and do not exceed the budgeted amounts set forth in, the applicable Plan as approved by the Collaboration Management Team, or were otherwise approved in writing by the CMT.

9.6  THIRD PARTY ROYALTIES.

    In the event that a Co-Commercialized Product incorporates Third Party Technology acquired by the Collaboration in accordance with Sections 2.6 or 3.5, as the case may be, any royalties or other amounts payable to the Third Party licensor of such Third Party Technology on account of its incorporation in Co-Commercialized Products shall be shared by the Parties as previously determined by the Parties in accordance with Sections 2.6 or 3.5.

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9.7  INDEPENDENT PRODUCTS ROYALTY.

    In the event that an IDP's Independent Development Program results in a Independent Product, the IDP shall pay to the NDP a royalty as follows:

    9.7.1  ROYALTY ON ABANDONED TARGETS RESULTING IN INDEPENDENT PRODUCTS.

    For (i) Independent Products arising from Abandoned Targets, (ii) Independent Products arising from Abandoned Compounds or Compound Series whose Development Option was not exercised by the NDP or (iii) independent use of Results, Joint Compound, Joint Compound Patents, Joint Development Compounds, Joint Libraries or Joint Technology outside of the Field, the IDP or developing Party shall pay to the NDP or non-developing Party a royalty [REDACTED].

    9.7.2 ROYALTY ON ABANDONED COMPOUNDS OR JOINTLY OWNED OR DEVELOPED INFORMATION RESULTING IN INDEPENDENT PRODUCTS.

    For Independent Products resulting from a Party's abandonment of a Compound, a Compound Series or Product after mutual exercise of a Development Option, [REDACTED].

    9.7.3  ROYALTY STACKING PROVISION.

    [REDACTED]

    9.7.4  INDEPENDENT PRODUCT ROYALTY PERIOD.

    Such royalty obligation shall expire, on a country by country basis, upon the longer of: (i) the expiration of the NDP's Patents (including the NDP's interest in any Patents jointly owned by the IDP and NDP) claiming such Independent Product in that country; or (ii) if such Patents expire or no such Patents exist, a period of ten years from First Commercial Sale in such country (the "Independent Product Royalty Period.").

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9.8  FULLY PAID UP LICENSE FOR CO-COMMERCIALIZED PRODUCTS.

    In accordance with Sections 4.3 and 9.4, Chiron and Pathogenesis will share Net Pretax Profits and Losses with respect to each Co-Commercialized Product on an equal basis. No other payments or royalties shall be due for Co-Commercialized Products.

9.9  FULLY PAID UP LICENSE FOR INDEPENDENT PRODUCTS.

    At the conclusion of the Independent Product Royalty Period referenced in
Section 9.7, the paying Party will have a fully paid up license to make, have made, use, offer to sell, sell, have sold and import such Independent Product for use in the Field.

9.10  TAXES.

    Each Party shall pay any and all taxes levied on account of royalties or other payments it receives under this Agreement. If laws or regulations require that taxes be withheld, the paying Party shall (a) deduct these taxes from the remittable amount, (b) pay the taxes to the proper taxing authority, and (c) send proof of payment to the receiving Party within forty-five (45) days following that payment.

9.11  CALCULATION OF PAYMENTS.

    All payments made under this Agreement shall be in U.S. dollars. With respect to any payment based on Net Sales made in a currency other than U.S. dollars, a Party shall convert Net Sales to U.S. dollars in accordance with the commercially reasonable foreign currency conversion procedures, as in effect from time to time, then used by such Party in the ordinary course of its business.

9.12  STATEMENTS

    All payments made by either Party to the other pursuant to royalty or other payment obligations provided herein (including payments relating to Independent Products) shall be accompanied by a written statement setting forth in reasonable detail the calculation of the royalty in question, including, without limitation, an itemization of the number or amount of Products sold or disposed of by the paying Party and the amounts of Net Sales on a country by country basis.

9.13  TREATMENT OF SALES IN FINANCIAL STATEMENTS.

    The Parties will negotiate in good faith reasonable terms for attribution of top line sales so as to preserve such sales of both Parties.

9.14  ACCOUNTING AND AUDITS.

    Each Party shall keep and maintain proper and complete records and books of account documenting its Costs to be reimbursed or credited, Net Sales and Net Pretax Profits and Losses with respect to all Products, including, without limitation, records which relate to sales or other disposals of such Products. Each Party shall permit an independent public accountant designated by the other Party, except one to which the non-designating Party shall have reasonable objection, to have access, at the designating Party's own expense, no more than once in each calendar year during the term of this Agreement and twice during the three (3) calendar years following the termination hereof, during regular business hours and upon reasonable notice, to its records and books for the sole purpose of determining the appropriateness of any Costs charged or paid by such Party, Net Sales and Net Sales with respect to Products. Such accountant shall sign a conventional confidentiality agreement. If such examination results in a final determination that Costs or Net Pretax Losses have been overstated and/or that Net Sales or Net Pretax Profits have been understated, overstated Costs and payments on understated Net Sales and Net Pretax Profits, as applicable, shall be refunded or paid promptly. The fees and expenses of such accountant shall be paid by the designating Party, unless the audit results in a final determination that Costs Net Pretax Losses have been overstated, or that Net Sales or Net Pretax Profits have been understated, [REDACTED], in

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which case the non-designating Party shall pay all reasonable costs and expenses incurred by the designating Party in the course of making such determination, including the fees and expenses of such accountant. In the event the non-designating Party disputes the findings of the designating Party's accountants, such dispute shall be resolved pursuant to Article 17.

                                   ARTICLE 10
                             REPORTING AND RECORDS

10.1  PROGRESS REPORTS.

    Within thirty (30) days following the end of each six month period, beginning with the first six months after the Effective Date, the Parties shall jointly prepare and submit to the CMT for review and approval a reasonably detailed written report which shall: (i) describe the work performed by it during the period in the Research Program or in a joint development program on each Co-Commercialized Product and (ii) if appropriate, recommend any revisions to any relevant Plan that would improve the progress of research or development and/or commercialization of such Co-Commercialized Product. With respect to a joint development program, the Lead Developing Party shall be responsible for reporting of that program.

10.2  RECORDS AND RESULTS.

    Each Party shall maintain records in sufficient detail and in good scientific manner appropriate for patent and FDA purposes and so as to properly reflect all work done and Results achieved in the performance of the development programs. Such records shall include, without limitation, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the development programs, including any data required to be maintained pursuant to applicable government regulations. Each Party shall provide the other the right to inspect records during normal business hours and upon reasonable prior notice, and shall provide copies of all requested records, to the extent reasonably required for the performance of the other's obligations under this Agreement.

10.3  AVAILABILITY OF EMPLOYEES.

    Each Party shall make its employees engaged in activities relating to this Agreement and relevant nonemployee consultants reasonably available, upon reasonable notice during normal business hours, at their respective places of employment to consult with the other Party on issues arising during the term hereof and in connection with any request from any regulatory agency, including regulatory, scientific, technical and clinical testing issues.

10.4  VISIT OF FACILITIES.

    Representatives of each Party may, upon reasonable notice and at times reasonably acceptable to the other Party, (a) visit the facilities where Co-Commercialized Products are being developed or manufactured, (b) consult informally, during such visits and by telephone, with personnel of the other Party performing work on the Co-Commercialized Products and (c) visit the sites of any clinical trials or other experiments being conducted by the other Party in connection with the development of Co-Commercialized Products, but only to the extent in each case as such trials or other experiments relate to Co-Commercialized Products.

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                                   ARTICLE 11
                         REPRESENTATIONS AND WARRANTIES

11.1  MUTUAL REPRESENTATIONS AND WARRANTIES.

    Each Party hereby represents and warrants to the other as follows:

    11.1.1  DUE ORGANIZATION.

    It is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation, and in each state where a failure to be in good standing would have a material adverse effect on the operations of such party.

    11.1.2  DUE AUTHORITY.

    It has power and authority to execute and deliver this Agreement, and to perform its obligations hereunder.

    11.1.3  NO CONFLICT.

    The execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) any agreement where such conflict, breach or default would impair in any material respect the ability of such Party to perform its obligations hereunder; (ii) the provisions of its charter document or bylaws; or
(iii) any material law, rule, regulation or any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound.

    11.1.4  BINDING OBLIGATION.

    This Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles.

    11.1.5  NO ACTIONS.

    There are no actions, suits or proceedings pending or, to its knowledge, threatened against it or its Affiliates which affect its ability to carry out its obligations under this Agreement.

    11.1.6  ASSIGNMENT OF INVENTIONS.

    All employees and other persons acting on behalf of such Party in performing its obligations under this Agreement shall be obligated under a binding written agreement or applicable law to assign to such Party or its Affiliate all Inventions made or developed by such employee or other person.

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
11.2  NO ADDITIONAL REPRESENTATIONS OR WARRANTIES.

    EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY LIBRARIES, TARGETS, COMPOUNDS OR OTHER BIOLOGICAL OR OTHER CHEMICAL MATERIALS OR INFORMATION PROVIDED TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT. Each Party acknowledges that all libraries and other biological or chemical materials provided by the other Party pursuant to this agreement are experimental and shall take reasonable precautions to prevent personal injury, illness and/or property damage with respect to its handling and use thereof.

                                   ARTICLE 12
                            LIMITATION OF LIABILITY

12.1  LIMITATION OF LIABILITY.

    IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED WARRANTY PROVIDED HEREIN. THIS LIMITATION SHALL NOT APPLY, HOWEVER, TO A PARTY'S INDEMNIFICATION OBLIGATIONS PURSUANT TO Article 15.

                                   ARTICLE 13
                  INVENTIONS, PATENTS, LIBRARIES AND COMPOUNDS

13.1  OWNERSHIP OF NEW INVENTIONS, PATENT APPLICATIONS AND PATENTS.

    Subject to such rights as are granted under this Agreement, the entire right, title and interest in all inventions, discoveries, improvements or other technology directed toward Products and all processes or uses relating thereto, whether or not patentable, and inventions, discoveries, improvements or other technology and processes related to Chiron Technology, PathoGenesis Technology, Chiron Libraries, PathoGenesis Libraries, and Joint Libraries (collectively, the "Inventions"), together with all patent applications or Patents based thereon, made during and as a result of the Collaboration shall be as follows:

    13.1.1  PATHOGENESIS INVENTIONS.

    Inventions made solely by employees or others acting on behalf of PathoGenesis (the "PathoGenesis Inventions") shall be owned solely by PathoGenesis. PathoGenesis shall have the right to file, prosecute and maintain Patent protection for PathoGenesis Inventions, subject to Sections 13.1.3 and
13.2. Pathogenesis shall keep Chiron apprised of invention disclosures and Patent disclosures and will coordinate Patent filing strategies to the extent possible. Any intellectual property conceived of by PathoGenesis prior to or external to the collaboration shall remain the sole property of PathoGenesis.

    13.1.2  CHIRON INVENTIONS.

    Inventions made solely by employees or others acting on behalf of Chiron (the "Chiron Inventions") shall be owned solely by Chiron. Chiron shall have the right to file, prosecute and maintain Patent protection for Chiron Inventions, subject to Sections 13.1.3 and 13.2. Chiron shall keep PathoGenesis apprised of invention disclosures and Patent disclosures and will coordinate Patent filing

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strategies to the extent possible. Any intellectual property conceived of by
Chiron prior to or external to the collaboration shall remain the sole property of Chiron.

    13.1.3  IMPROVEMENTS TO PARTY TECHNOLOGY

    Subject to the license granted pursuant to Sections 8.1 and 8.2, as between the Parties hereto, ownership of new inventions for improvements to a Party's Technology, whether made individually or pursuant to this Agreement, shall be based on the principles set forth below.

        (a) If the new invention is a patentable improvement to Chiron Technology, such invention shall be assigned to Chiron.

        (b) If the new invention is a patentable improvement to PathoGenesis Technology, such invention shall be assigned to PathoGenesis.

    For the avoidance of confusion, if a new invention is a new compound or modification to an existing compound, such inventions shall be considered Joint Compounds, provided that PathoGenesis and Chiron each perform inventive or patentable acts as determined in accordance with United States patent law in the preparation or creation of such compound.

    13.1.4  JOINT INVENTION.

    Inventions made jointly by employees or others acting on behalf of PathoGenesis and of Chiron (the "Joint Inventions") shall be owned jointly by PathoGenesis and Chiron. Joint Inventions shall be managed pursuant to Section 13.2.

    13.1.5  ASSIGNMENT.

    As a collaboration, the Parties will jointly determine how to maximize the return of intellectual property generated, including consideration of Patent assignment as necessary to preserve patentability.

    13.1.6  DETERMINATION OF INVENTORSHIP.

    Inventorship shall be determined in accordance with U.S. patent law.

    13.1.7  INVENTION DISCLOSURES.

    Each Party shall promptly disclose to the other Party the conception or reduction to practice under the Collaboration of Joint Inventions or Inventions licensed to the other Party hereunder.

    13.1.8  COMPOUND PATENTS.

    All Compound Patents claiming Chiron Compounds shall be owned by Chiron; all Compound Patents claiming PathoGenesis Compounds shall be owned by PathoGenesis; and any Compound Patents claiming both Chiron Compounds and PathoGenesis Compounds or Joint Compound Patents claiming Joint Compounds, shall be jointly owned by Chiron and PathoGenesis. The Collaboration Management Team, or a Patent Team if designated, may unanimously elect to assign or reassign Compound Patents pursuant to Section 3.3.1 based on the following principle unless otherwise agreed between the Parties:

    If the Parties determine that either Party is independently developing a Product covered by such Compound Patent, such Compound Patent may be assigned to that Party by mutual agreement.

13.2  PROSECUTION AND MAINTENANCE OF JOINT PATENTS.

    13.2.1  FILING, PROSECUTION AND MAINTENANCE.

    The Collaboration Management Team, or a Patent Team ("PT") if designated, shall determine which Party shall have primary responsibility for filing, prosecuting and maintaining Patent applications with respect to Joint Inventions. Unless otherwise agreed, all reasonable costs incurred with respect to

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the filing, prosecution and maintenance of Patent applications and Patents covering Joint Inventions, including fees and expenses of independent patent counsel approved by the PT, shall be borne equally by the Parties. The responsible Party shall consult with the PT prior to taking any material action with respect to any such patent application or Patent. Without limiting the generality of the foregoing, the PT must review and approve the priority patent application covering a Joint Invention prior to filing, and the responsible Party shall not make any written or oral contact with any U.S. or foreign patent agency without in each case receiving the prior approval of the PT. The responsible Party shall provide the PT with copies of all such patent applications, correspondence to or from U.S. or foreign patent agencies, and any other related documentation. In addition, the other Party shall have the right to participate fully in the formation and implementation of Patent strategy, including, without limitation, the right to participate in any meetings or telephone conferences with U.S. and foreign patent agencies. In the event that PathoGenesis or Chiron elects not to file a patent application on a Joint Invention in any country, or decides to abandon any pending application or granted patent on a Joint Invention in any country, it shall provide adequate notice to the other Party and give the other Party the opportunity to file or maintain such application or Patent at its own expense. In the event the other Party shall thereupon file or maintain such application or Patent, the inventing Party shall assign ownership thereof to the other Party.

    13.2.2  COOPERATION.

    Each Party shall make reasonably available to the other Party or its authorized attorneys, agents or representatives, its employees, agents or consultants necessary or appropriate to enable the appropriate Party to file, prosecute and maintain patent applications and resulting Patents with respect to all Joint Inventions, for a period of time sufficient for such Party to obtain the assistance it needs from such personnel. All reasonable costs incurred by either Party in providing such cooperation shall be shared equally by the Parties.

13.3  PROSECUTION AND MAINTENANCE OF PATENTS OTHER THAN JOINT PATENTS.

    The sole owner of any Patents claiming inventions arising from work performed for the Collaboration shall be responsible for all costs for prosecuting and maintaining such respective Patents. In the event a Party elects to abandon any such Patent it shall first offer to assign such Patent to the other Party at no cost. The Parties will keep each other apprised of inventions disclosures and patent applications and will coordinate patent filing strategies to the extent possible.

13.4  ENFORCEMENT OF PATENTS.

    13.4.1  NOTICE.

    Each Party shall promptly notify the other Party if it becomes aware of any infringement or suspected infringement of any Chiron Patents or PathoGenesis Patents by any Third Party.

    13.4.2  MAINTENANCE OF LAWSUITS INVOLVING CHIRON PATENTS.

    Chiron, in its sole discretion, shall have the sole right (but not the obligation) to file and maintain actions for infringement of any Chiron Patents by any Third Party, in its own name and/or in the name of PathoGenesis, if necessary. Chiron shall have sole control over the prosecution of such actions. In the event that the infringing product which is the subject of such infringement action competes in the marketplace with an Independent PathoGenesis Product, Chiron shall, prior to commencement of the action, or within a reasonable time after the commencement of the action, provide PathoGenesis written notification granting PathoGenesis the opportunity to provide financial support for the action. PathoGenesis shall, within thirty (30) days after its receipt of such notification, inform Chiron whether or not PathoGenesis desires to provide such financial support. If PathoGenesis declines the opportunity to provide financial support, Chiron may proceed with the infringement action at its own expense, and Chiron shall retain any and all amounts recovered by reason of such action. If PathoGenesis elects to

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
provide financial support for the action, Chiron and PathoGenesis shall discuss and mutually agree upon the percentage of expenses related to the action which shall be assumed each by Chiron and PathoGenesis. In such event, the right of each Party to retain amounts recovered by reason of such lawsuit shall be in direct proportion to the percentage of expenses related to the action borne by each Party and the damages suffered by each Party from the infringement. Moreover, in the event PathoGenesis elects to provide financial support for such action, PathoGenesis shall have the right to participate in such action, subject to Chiron's control of the action.

    PathoGenesis shall provide Chiron reasonable assistance and cooperate in any such proceedings filed by Chiron, including the entry into additional agreements necessary to perfect Chiron's right to bring or maintain such infringement actions. If Chiron does not exercise its right to enforce a Patent covering an Independent PathoGenesis Product within 90 days after the date of such notice, PathoGenesis shall have the right to file and maintain such infringement action at its own cost and expense, provided that the Third Party product which is the subject of such infringement action is a competing product with respect to the Independent PathoGenesis Product. The costs incurred by PathoGenesis in maintaining such infringement action shall be credited against PathoGenesis' royalty obligation with respect to sales of Independent PathoGenesis Product in such country during the pendency of such infringement action, provided that such credit shall not exceed [REDACTED]. Any monetary recovery in connection with any such infringement action shall first be applied to reimburse PathoGenesis for all costs and expenses incurred by PathoGenesis, both internal and external, including attorneys' fees and expenses. In the event that Chiron declines to file and maintain a lawsuit for infringement of Chiron Patents and PathoGenesis assumes the maintenance of such claim at its own cost and expense, the remainder of any recovery received by PathoGenesis shall first be remitted to Chiron to the extent necessary to reimburse Chiron for the sums withheld by PathoGenesis by virtue of the PathoGenesis Royalty Offset. Any remainder shall be retained by PathoGenesis.

    13.4.3  MAINTENANCE OF LAWSUITS INVOLVING PATHOGENESIS PATENTS.

    PathoGenesis, in its sole discretion, shall have the sole right (but not the obligation) to file and maintain actions for infringement of any PathoGenesis Patents by any Third Party, in its own name and/or in the name of Chiron, if necessary. PathoGenesis shall have sole control over the prosecution of such actions. In the event that the infringing product which is the subject of such infringement action competes in the marketplace with an Independent Chiron Product, PathoGenesis shall, prior to commencement of the action, or within a reasonable time after the commencement of the action, provide Chiron written notification granting Chiron the opportunity to provide financial support for the action. Chiron shall, within thirty (30) days after its receipt of such notification, inform PathoGenesis whether or not Chiron desires to provide such financial support. If Chiron declines the opportunity to provide financial support, PathoGenesis may proceed with the infringement action at its own expense, and PathoGenesis shall retain any and all amounts recovered by reason of such action. If Chiron elects to provide financial support for the action, Chiron and PathoGenesis shall discuss and mutually agree upon the percentage of expenses related to the action which shall be assumed each by Chiron and PathoGenesis. In such event, the right of each Party to retain amounts recovered by reason of such lawsuit shall be in direct proportion to the percentage of expenses related to the action borne by each Party and the damages suffered by each Party from the infringement. Moreover, in the event Chiron elects to provide financial support for such action, Chiron shall have the right to participate in such action, subject to PathoGenesis' control of the action.

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
    Chiron shall provide PathoGenesis reasonable assistance and cooperate in any such proceedings filed by PathoGenesis, including the entry into additional agreements necessary to perfect PathoGenesis' right to bring or maintain such infringement actions. If PathoGenesis does not exercise its right to enforce a Patent covering a PathoGenesis Patent covering an Independent Chiron Product within 90 days after the date of such notice, Chiron shall have the right to file and maintain such infringement action at its own cost and expense, provided that the Third Party product which is the subject of such infringement action is a competing product with respect to the Independent Chiron Product. The costs incurred by Chiron in maintaining such infringement action shall be credited against Chiron's royalty obligation with respect to sales of Independent Chiron Product in such country during the pendency of such infringement action provided that such credit shall not exceed [REDACTED]. Any monetary recovery in connection with any such infringement action shall first be applied to reimburse Chiron for all costs and expenses incurred by Chiron, both internal and external, including attorneys' fees and expenses. In the event that PathoGenesis declines to file and maintain a lawsuit for infringement of PathoGenesis Patents and Chiron assumes the maintenance of such lawsuit at its own cost and expense, the remainder of any recovery received by Chiron shall first be remitted to PathoGenesis to the extent necessary to reimburse PathoGenesis for the sums withheld by Chiron by virtue of the Chiron Royalty Offset. Any remainder shall be retained by Chiron.

    13.4.4  MAINTENANCE OF LAWSUITS INVOLVING JOINT PATENTS

    PathoGenesis and Chiron shall agree upon and implement a strategy for handling infringement of Joint Patents.

13.5  THIRD PARTY CLAIM OF INFRINGEMENT.

    13.5.1  NOTICE.

    Each Party shall promptly notify the other Party if any legal proceedings are commenced against any Party or any purchaser of a Co-Commercialized Product, an Independent Chiron Product or Independent PathoGenesis Product, as the case may be, on the ground that the manufacture, use, offer to sell, sale or import of such Co-Commercialized Product, Independent Chiron Product or Independent PathoGenesis Product is an infringement of a Third Party's Patent or other intellectual property rights.

    13.5.2  INFRINGEMENT BY CO-COMMERCIALIZED PRODUCTS.

    If such suit for infringement relates to Co-Commercialized Products, the Collaboration Management Team in consultation with the Parties' Legal Departments shall agree upon and implement a defense strategy for such suit.

    13.5.3  INFRINGEMENT BY INDEPENDENT PRODUCTS.

    If such suit for infringement relates solely to one or more Independent Products, the IDP developing and/or marketing such Independent Product shall conduct the defense of any such suit for infringement at its expense. The IDP shall keep the other Party reasonably informed as to the status of such defense. The IDP shall not dispose of or settle any such claim in any manner which may materially adversely affect the other Party's rights or interests without the other Party's prior written consent, which shall not be unreasonably withheld. The NDP shall take reasonably appropriate or necessary actions to assist in the defense of such claim.

13.6  OWNERSHIP AND USE OF LIBRARIES AND COMPOUNDS.

    Chiron Libraries and Chiron Compounds shall be owned by Chiron. PathoGenesis Libraries and PathoGenesis Compounds shall be owned by PathoGenesis. Joint Libraries and Joint Compounds shall be owned jointly by Chiron and PathoGenesis.

    13.6.1 USE OF CHIRON AND PATHOGENESIS LIBRARIES AND COMPOUNDS OUTSIDE THE RESEARCH PROGRAM.

    Chiron retains the right to use Chiron Libraries and Chiron Compounds outside the Research Program without restriction, and PathoGenesis retains the right to use PathoGenesis Libraries and PathoGenesis Compounds outside the Research Program without restriction. Chiron shall have no right to use PathoGenesis Libraries or PathoGenesis Compounds outside of the Research Program, the Field, or for the development of products outside of the Field. PathoGenesis shall have no right to use Chiron Libraries or Chiron Compounds outside the Research Program, the Field, or for the development of products outside of the Field.

13.7 USE OF JOINT LIBRARIES DERIVED FROM A PARTY'S LIBRARY OUTSIDE THE RESEARCH PROGRAM.

    In the event that a Joint Library is derived from a Party's Library or a Party's Compound from any of its combinatorial chemistry collaborations with prior partners, and such prior partner(s) holds or retains an interest in such Party's Library or Party's Compound (a "Chiron Prior Partner Derived Joint Library", or "PathoGenesis Prior Partner Derived Joint Library), PathoGenesis' use of the Chiron Prior Partner Derived Joint Library shall be subject to all royalties and restrictions arising from Chiron's obligations to such Chiron partner with respect to such Chiron Prior Partner Derived Joint Library and Chiron's use of the PathoGenesis Prior Partner Derived Joint Library shall be subject to all royalties and restrictions arising from Chiron's use of the PathoGenesis Prior Partner Derived Joint Library. PathoGenesis shall notify Chiron of such restrictions prior to Chiron's use of a PathoGenesis Prior Partner Derived Joint Library and Chiron shall notify PathoGenesis of such restrictions prior to PathoGenesis' use of a Chiron Prior Partner Derived Joint Library.

                                   ARTICLE 14
                        CONFIDENTIALITY AND PUBLICATION

14.1  CONFIDENTIAL INFORMATION.

    During the course of the Collaboration, Chiron and PathoGenesis may each provide confidential information, including but not limited to each Party's Know-How, Invention Disclosures, Chiron Technology and PathoGenesis Technology, Libraries, Targets, Compounds, Patents, Joint Libraries, Joint Compounds, Joint Technology, proprietary materials and/or technologies, economic information, business or research strategies, trade secrets and material embodiments thereof, to the other. As used herein, "Confidential Information" of a Party means any proprietary or confidential information disclosed by such Party to the other Party subject to the exclusions set forth in Section 14.3. The Parties may use or disclose Results to Third Parties as set forth in this Agreement provided that disclosure to Third Parties shall be under appropriate confidentiality provisions at least as restrictive as those found within this agreement.

14.2  CONFIDENTIALITY AND NON-USE.

    The recipient Party shall use the providing Party's Confidential Information solely to exercise its rights and perform its obligations under this Agreement, unless otherwise mutually agreed in writing.

14.3  EXCLUSIONS.

    Confidential Information shall not include information that: (i) is shown by contemporaneous documentation of the recipient Party to have been in its possession prior to receipt from the providing Party; (ii) is or becomes, through no fault of the recipient Party, publicly known; (iii) is furnished to the recipient Party by a Third Party without breach of a duty to the disclosing Party; (iv) is independently developed by the recipient Party as shown by contemporaneous documentation of the recipient party without access to the providing Party's Confidential Information; or (v) is required to be disclosed under applicable law, but only for the sole purpose of and solely to the extent required by such law, and provided that the recipient Party, to the extent possible, shall give the disclosing Party prior written notice of the proposed disclosure and cooperate fully with the disclosing Party to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.

14.4  CONFIDENTIALITY AGREEMENTS.

    Chiron and PathoGenesis shall use commercially reasonable efforts to obtain, if not already in place, confidentiality agreements from its relevant employees and agents, to protect the confidential information as herein provided.

14.5  PUBLICITY.

    14.5.1  RESULTS.

    During the term of this Agreement, Chiron and PathoGenesis each acknowledge the other Party's interest in publishing certain of its Results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and protecting business interests. Consequently, either Party, its employees or consultants wishing to make a publication or other disclosure (including any oral disclosure made without obligation of confidentiality) relating to work performed by such Party as part of the research and development programs being conducted under this Agreement (the "Publishing Party") shall transmit to the other Party (the "Reviewing Party") a copy of the proposed written publication or disclosure or an outline of such oral disclosure at least sixty (60) days prior to submission for publication or oral disclosure. Such publication or disclosure shall not be made without the prior written consent of the Reviewing Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, an IDP shall be allowed to disclose data specifically relating to an Independent Product being developed or commercialized.

    14.5.2  PRESS RELEASES.

    The Parties may issue press releases, either jointly or independently, following the execution of this Agreement, the form and substance of which shall be approved by the Parties, provided such approval shall not be unreasonably withheld or delayed. Any subsequent press releases regarding the Collaboration, the progress or status thereof or any developments or other information related thereto shall be approved in advance by the Parties, such approval not to be unreasonably withheld or delayed.

14.6  TERMINATION.

    All obligations of confidentiality and non-use imposed under this Article 14 shall expire ten (10) years following termination of this Agreement.

                                   ARTICLE 15
                                INDEMNIFICATION

15.1  PATHOGENESIS INDEMNIFICATION.

    PathoGenesis shall indemnify and hold Chiron, its directors, officers, employees, agents, Affiliates and sublicensees harmless against all claims, damages, liabilities, losses, costs and expenses including reasonable attorney fees (collectively, "Claims") arising from: (a) any negligent or willful acts or omissions of PathoGenesis, its contractors or permitted licensees, in connection with the performance of any tasks to be performed by PathoGenesis under this Agreement; (b) any failure of any Product supplied by PathoGenesis to comply with all agreed upon written specifications and warranties and with all applicable laws, regulations and government orders; or (c) otherwise arising from any acts or omissions of PathoGenesis, its contractors or licensees in connection with the sale or provision of any Product to any Third Party; or (d) the research, development, manufacture, sale or use of Independent PathoGenesis Products, in each case except to the extent subject to indemnification by Chiron under Sections 15.2 or 15.3.

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
15.2  CHIRON INDEMNIFICATION.

    Chiron shall indemnify and hold PathoGenesis, its directors, officers, employees, agents, Affiliates and sublicensees harmless against all Claims arising from: (a) any negligent or willful acts or omissions of Chiron, its contractors or permitted sublicensees, in connection with the performance of any tasks to be performed by Chiron under this Agreement; or (b) any failure of any Product supplied by Chiron to comply with all agreed upon written specifications and warranties and with all applicable laws, regulations and government orders; or (c) otherwise arising from any acts or omissions of Chiron, its contractors or licensees in connection with the sale or provision of any Product to any Third Party; or (d) the research, development, manufacture, sale or use of Independent Chiron Products, in each case except to the extent subject to indemnification by PathoGenesis under Sections 15.1 or 15.3.

15.3  MUTUAL INDEMNIFICATION.

    Each Party shall indemnify and hold the other Party and its Affiliates, officers, directors, employees, agents and shareholders harmless against any and all losses, liabilities, damages, claims, judgments, demands, costs and expenses (including reasonable attorneys' fees) arising out of or in connection with the breach by the indemnifying Party of any of its representations, warranties, covenants or obligations contained in this Agreement.

15.4  PROCEDURE.

    The indemnified Party shall give prompt written notice to the indemnifying Party of any suits, claims or demands by Third Parties or the indemnified Party which may give rise to any loss for which indemnification may be required under this Article 15; provided, however, that failure to give such notice shall not impair the obligation of the indemnifying Party to provide indemnification hereunder except if and to the extent that such failure materially impairs the ability of the indemnifying Party to defend the applicable suit, claim or demand. The indemnifying Party shall be entitled to assume the defense and control of any suit, claim or demand of any Third Party at its own cost and expense; provided, however, that the other Party shall have the right to be represented by its own counsel at its own cost in such matters. In the event that the indemnifying Party shall decline to assume control of any such suit, claim or demand, the Party entitled to indemnification shall be entitled to assume such control, conduct the defense of, and settle such suit, claim or action, all at the sole cost and expense of the indemnifying Party. The indemnifying Party shall not settle or dispose of any such matter in any manner which would adversely impact the rights or interests of the indemnified Party without the prior written consent of the indemnified Party, which shall not be unreasonably withheld.

15.5  PRODUCT LIABILITY INSURANCE.

    Each Party shall maintain product liability insurance with respect to any clinical trials, manufacturing, sales, marketing, distribution and promotion activities performed by it hereunder, in each case in such amounts and subject to such deductibles as the Parties may agree based upon standards prevailing in the industry at the time such clinical trial, manufacturing, distribution or sale commences. Each Party shall maintain such insurance until such Product is no longer sold (or, in the case of clinical trial insurance, for a reasonable period of time following completion of clinical trials). Upon termination of such insurance, each Party shall obtain tail end product liability coverage for a five-year term in such amounts and subject to such deductibles as the Parties may mutually agree based upon standards prevailing in the industry at the time.

                                   ARTICLE 16
                              TERM AND TERMINATION

16.1  CONTRACT TERM.

    The term of this Agreement (the "Contract Term") shall commence on the Effective Date and shall terminate on the later of (a) the expiration of the last Compound Patent which claims any Product; or (b) the expiration of the last to expire Patent claiming an invention arising from work performed for the Collaboration; or (c) on a country by country basis, ten (10) years after the First Commercial Sale of the first Product hereunder, unless earlier terminated pursuant to Section 16.3 below. The Research Term shall be for a term of three
(3) years, subject to the Parties' option to renew as provided in Section 2.1.

16.2  EARLY TERMINATION OF THE RESEARCH PROGRAM

    The Research Program may be terminated by either Party, such termination not otherwise to affect any other rights or obligations of the Parties under this Agreement, including without limitation commercialization rights, as follows:

        (a) PathoGenesis may terminate the Research Program if Novartis exercises its rights to control Chiron in accordance with Section 1.3 by providing six months written notice of termination to Chiron, such notice to be provided no sooner than six months after Novartis' exercise of its rights to control Chiron in accordance with Section 1.3 hereof; or

        (b) Either Party may terminate the Research Program after a Change In Control of the other Party by providing six months written notice to the other Party, such notice to be provided no sooner than six months after the Change in Control has taken place.

16.3  EARLY TERMINATION OF THE AGREEMENT.

    This Agreement may be terminated by either Party as follows:

        (a) by mutual written agreement of Chiron and PathoGenesis, effective as of the time specified in such written agreement; or

        (b) by either Party, to the extent permitted by applicable law, in the event of a Bankruptcy Event of the other Party, effective immediately upon the occurrence of such Bankruptcy Event.

16.4  BREACH AND SPECIFIC PERFORMANCE.

        (a) In the event of material breach of this Agreement by either Party, which is not cured within sixty (60) days following receipt of the written notice of the alleged default from the non-breaching Party, the matter shall be submitted for resolution to the Chief Executive Officers of each company and further dispute resolution pursuant to Article 17 herein.

        (b) The Parties acknowledge that under this Agreement, each Party holds a complex series of ongoing technology rights and licenses, development rights and obligations, and economic rights and obligations, the breach of which may not be adequately compensated in money damages alone. The Parties therefore agree that each may be entitled to remedies in the nature of specific grants of licenses or assignments from the other Party.

16.5  SURVIVAL OF OBLIGATIONS.

    The provisions of Sections 2.5.2, 2.11, 3.4, 4.3, 4.10, 8.3, 10.2, 10.3,
11.2, 13.1, 13.2, 13.5, 16.5, 16.6, 16.8, 18.1 and 18.7 and Article 12, Article
14, Article 15 and Article 17 shall survive expiration or any termination of this Agreement. In addition, any and all provisions of this Agreement, insofar as such provisions relate to compensation to one Party based on the other Party's independent use of Results, Joint Compounds, Joint Compound Patents, Joint Development Compounds, Joint Libraries or Joint

Technology, such provisions shall survive for as long as such obligation would have survived without termination. In the event that a Party is in default of any of its obligations under this Agreement, said default resulting in the early termination of this Agreement, that defaulting Party shall not be entitled to enforce the restrictions on research, development or commercialization of Compounds by the other Party present in Sections 2.5.2, 2.11 or 8.3. Termination of this Agreement shall not affect the rights and obligations of the Parties which shall have accrued prior to the date of termination.

16.6  CONTINUING LIABILITY.

    Termination of this Agreement for any reason shall not release any Party from any liability, obligation or agreement which has already accrued nor affect the survival of any provision hereof which is expressly stated to survive such termination. Termination of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder or which may arise out of or in connection with such termination.

16.7  RIGHTS IN BANKRUPTCY.

    The rights granted to Chiron by PathoGenesis, and granted to PathoGenesis by Chiron pursuant to Article 5 hereof constitute "intellectual property" within the meaning of Articles 101 and 365(n) of the United States Bankruptcy Code.

16.8  RETURN OF CONFIDENTIAL INFORMATION.

    Upon termination of this Agreement, each Party shall within ninety (90) days of such termination return to the other all Confidential Information of such other Party that remains in its possession, except that each Party shall be entitled to retain one (1) copy of any such information for archival purposes (excluding chemical and biological materials).

                                   ARTICLE 17
                     ALTERNATIVE DISPUTE RESOLUTION ("ADR")

17.1  EXCLUSIVE DISPUTE RESOLUTION MECHANISM.

    Except as set forth in Sections 7.5, 8.1.3(b) and 8.2.3(b) hereof, the procedures set forth in this Article 17 shall be the exclusive mechanism for resolving any bona fide disputes that arise from time to time pursuant to this Agreement relating to any Party's rights and/or obligations hereunder that cannot be resolved through good faith negotiation between the Parties.

17.2  COLLABORATION MANAGEMENT TEAM MEDIATION.

    Any such dispute must first be submitted to the Collaboration Management Team or their successors, for attempted resolution by good faith negotiations for a period of at least thirty (30) days.

    In the event the designated Collaboration Management Team is not able to resolve such dispute within such thirty (30) day period, the dispute shall be referred to Executive Mediation as referenced in Section 17.3 below.

17.3  EXECUTIVE MEDIATION.

    In the event that the dispute can not be resolved by mediation at the Collaboration Management Team pursuant to Section 17.2, such dispute shall be submitted to the appropriate designated executive officers of each Party, for attempted resolution by good faith negotiation for a period of a least thirty
(30) days. Unless otherwise agreed, such designated officers are as follows:

           For PathoGenesis:  Chief Executive Officer.

           For Chiron:  Chief Executive Officer.

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
    In the event the designated officers are not able to resolve such dispute within such thirty (30) day period, any Party may invoke the provisions of
Section 17.4 below.

17.4  MEDIATION.

    If the dispute cannot be resolved by the mechanism referenced in Section 17.3, the dispute shall be referred to non-binding mediation. The mediation shall be conducted by an independent mediator acceptable to both Parties. Subject to Section 17.2 and Section 17.3, either Party may serve upon the other a written demand for mediation. Such mediation shall commence within thirty (30) days following the other Party's receipt of such demand, unless otherwise agreed in writing by the Parties. Each Party shall make available to the mediation an authorized representative with the capacity to bind such Party, and the mediation shall be conducted as deemed appropriate by the mediator.

17.5  INITIATION OF ARBITRATION.

    In the event that a dispute is not resolved within thirty (30) days after the matter is referred to mediation pursuant to Section 17.4, and if a Party intends to initiate an arbitration (or another ADR mechanism) to resolve a dispute, such Party shall provide written notice (the "ADR Request") to counsel for the other Party informing such other Party of such intention and the issues to be resolved. From the date of the ADR Request and until such time as any matter has been finally settled by ADR, the running of the time periods contained in this Agreement within which Party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute.

17.6  SELECTION OF NEUTRAL.

    Within ten (10) business days after the receipt of the ADR Request, the other Party may, by written notice to the counsel for the Party initiating ADR, add additional issues to be resolved. Within twenty (20) business days following the receipt of the ADR Request a neutral familiar with the pharmaceutical industry and competent to address disputes related to development of pharmaceutical products shall be selected by the then-President of the Center for Public Resources ("CPR"), 680 Fifth Ave., New York, New York 10019. The neutral shall be an individual who shall preside in resolution of any disputes between the Parties. The neutral selected shall be a member of the Judicial Panel of the CPR and shall not be a current or former employee, director or shareholder of any Party or of an Affiliate of either Party. Either Party shall have ten (10) business days from the date the neutral is selected to object in good faith to the selection of that person. If any Party makes such an objection, the then-President of the CPR shall, as soon as possible thereafter, elect another neutral under the same conditions set forth above. This second selection shall be final.

17.7  HEARING.

    No later than ninety (90) business days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the Parties and shall render the award as expeditiously thereafter as possible but in no event more than thirty (30) day after the close of hearings. In making the award the neutral shall rule on each disputed issue and shall adopt in whole or in part the proposed ruling of one of the Parties on each disputed issue.

17.8  PROCEDURES.

    It is the intention of the Parties that discovery, although permitted as described herein, will be extremely limited except in exceptional circumstances. The neutral shall permit such limited discovery necessary for an understanding of any legitimate issue raised in the ADR, including the production of documents. Each Party shall be permitted but not required to take the deposition of not more than five (5) persons, each such deposition not to exceed six (6) hours in length. If the neutral believes that exceptional circumstances exist, and additional discovery is necessary for a full and fair resolution of the issues, he or she may order such additional discovery as he or she deems necessary. At the hearing the Parties may present testimony (either by live witness or deposition) and documentary evidence. The hearing shall be held at such place as agreed upon by the Parties or if they are unable to agree at a place designated by the neutral. Each Party shall have the right to be represented by counsel. The neutral shall have sole discretion with regard to the admissibility of any evidence and all other matters relating to the conduct of the hearing. The neutral shall, in rendering his or her decision, apply the substantive law of the state of incorporation of the Party which did not initiate the ADR proceeding without giving effect to its principles of conflicts of law, and without giving effect to any rules or laws relating to arbitration. The decision of the neutral shall be final and not appealable, except in cases of fraud or bad faith on the part of the neutral or any party to the ADR proceeding in connection with the conduct of such proceedings.

17.9  PRESENTATIONS.

    At least fifteen (15) business days prior to the date set for the hearing, each party shall submit to the other Party and the neutral a list of all documents on which such Party intends to rely in any oral or written presentation to the neutral and a list of all witnesses, if any, such Party intends to call at such hearing and a brief summery of each witness's testimony. At least five (5) business days prior to the hearing, each Party must submit to the neutral and serve on the other Party a proposed ruling on each issue to be resolved. Such writing shall be limited to representing the proposed rulings, shall contain no argument or analysis of the facts or issues, and shall be limited to not more than fifty (50) pages. Not more than five (5) business days following the close of hearings, the Parties may each submit post hearing briefs to the neutral addressing the evidence and issues to be resolved. Such post hearing briefs shall not be more than ten (10) pages.

17.10  COSTS AND FEES.

    The neutral shall determine the proportion in which the Parties shall pay the costs and fees of the ADR. Each Party shall pay its own costs (including, without limitation, attorneys' fees) and expenses in connection with such ADR. The neutral shall not award punitive damages to either Party.

17.11  CONFIDENTIALITY.

    The ADR proceeding shall be confidential and the neutral shall issue appropriate protective orders to safeguard each Party's Confidential Information. Except as required by law, no Party shall make (or instruct the neutral to make) any public announcement with respect to the proceedings or decision of the neutral without the prior written consent of the other Party. The existence of any dispute submitted to ADR, and the award of the neutral, shall be kept in confidence by the Parties and the neutral, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

17.12  AWARD.

    Any judgment upon the award rendered by the neutral may be entered in any court having jurisdiction thereof.

17.13  INJUNCTIVE RELIEF.

    Notwithstanding the foregoing, the Parties shall have the right to seek injunctive relief for breaches of this Agreement by one Party which have the potential to cause irreparable injury to the other Party. Examples of such breaches include, without limitation, breaches of confidentiality obligations, misappropriation of trade secrets and use of technology outside the scope of the licenses granted herein.

                                   ARTICLE 18
                                 MISCELLANEOUS

18.1  NO SOLICITATIONS.

    Each Party agrees that, during the Research Term of this Agreement and for six months thereafter, neither such Party nor any of its Affiliates will solicit to employ any of the scientific personnel of the other Party directly and substantially involved in the Research Program, so long as they are employed by the other Party, without obtaining the prior written consent of the other Party. The Parties shall in good faith maintain and update a list of such personnel identifying them by name, a current copy of which is attached hereto as Exhibit
D. The foregoing provision will not, however, prevent such first Party from hiring any such person then listed in Exhibit D (i) who contacts such first Party on his or her own initiative without any direct or indirect solicitation by or encouragement from such first Party (it being understood that a bona fide public advertisement for employment placed by such first Party in a newspaper or periodical of general circulation and not specifically targeted at the other Party's employees shall not constitute direct or indirect solicitation or encouragement), (ii) who has been terminated by the other Party, or (iii) with whom such first Party has had contact regarding possible employment by such first Party within the three-month period prior to the Effective Date of this Agreement.

18.2  FORCE MAJEURE.

    Except for obligations relating to payment of money, each Party shall be excused for any failure or delay in performing any of its obligations under this Agreement, if such failure or delay is caused by Force Majeure. For purposes of this Agreement, "Force Majeure" means any act of God, accident, explosion, fire, storm, earthquake, flood, drought, riot, embargo, civil commotion, war, act of war or any other circumstances or event beyond the reasonable control of the Party relying upon such circumstance or event.

18.3  RELATIONSHIP OF THE PARTIES.

    The Parties agree that each is acting as an independent contractor with respect to the other and nothing contained in this Agreement is intended, or is to be construed, to constitute Chiron and PathoGenesis as partners or joint venturers or PathoGenesis or Chiron as an agent of the other. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in he name of the other Party or to bind the other Party to any contract, agreement or undertaking.

18.4  NOTICES

    Any notice or other communication hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier (with receipt confirmed) or by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or, if given by mail, upon receipt, as follows (or to such other persons address as may be specified in writing to the other Party hereto):

If to PathoGenesis, to:                                PathoGenesis Corporation
                                                       201 Elliott Avenue West
                                                       Seattle, Washington 98119
                                                       Attention: Chief Executive Officer
                                                       Facsimile: (206) 674-6632

With a copy to:                                        PathoGenesis Corporation
                                                       5215 Old Orchard Road, Suite 900
                                                       Skokie, Illinois 60077
                                                       Attention: General Counsel
                                                       Facsimile: (847) 583-5409

If to Chiron, to:                                      Chiron Corporation
                                                       4560 Horton Street
                                                       Emeryville, CA 94608
                                                       Attention: President, Chiron Technologies
                                                       Facsimile: (510) 654-5360

With a copy to:                                        Chiron Corporation
                                                       4560 Horton Street
                                                       Emeryville, CA 94608
                                                       Attention: General Counsel
                                                       Facsimile: (510) 654-5360

18.5  SUCCESSORS AND ASSIGNS.

    The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, Chiron, PathoGenesis, and their respective successors and assigns; provided, however, that neither Chiron nor PathoGenesis may transfer or assign any of its rights and obligations hereunder without the prior written consent of the other, except that either Party may transfer or assign any of its rights and obligations hereunder to an Affiliate or a person that acquires all or substantially all of the assets of such Party to which this Agreement relates or pursuant to a merger or consolidation. Each Party shall notify the other within thirty (30) days prior to any such transfer, assignment merger or consolidation. The Party receiving such notices shall keep such information strictly confidential. Any purported assignment in contravention of this
Section 18.5 shall, at the option of the nonassigning Party, be null and void and of no effect.

18.6  AMENDMENTS AND WAIVERS.

    No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by Chiron or PathoGenesis therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Party against whom enforcement of such amendment is sought, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Party against whom enforcement of such variance, contradiction or explanation is sought.

18.7  GOVERNING LAW.

    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard for conflict of laws principles.

18.8  ATTORNEYS' FEES.

    Each Party shall bear its own legal fees incurred in connection with the transactions contemplated hereby.

18.9  SEVERABILITY.

    If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then to the fullest extent permitted by law, all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible; provided, however, that nothing herein shall be construed so as to defeat the overall intention expressed by the Parties.

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
18.10  USE OF NAMES.

    Neither Party shall use the name, trade name or trademark of the other Party in connection with this Agreement without the express prior written consent of the other Party, and nothing herein shall be deemed to require any Party to use any name or mark of the other Party in connection with commercialization of Products hereunder, except as set forth in this Agreement.

18.11  EXECUTION IN COUNTERPARTS.

    This Agreement may be executed in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

18.12  ENTIRE AGREEMENT

    This Agreement, together with all documents referred to herein and all exhibits and schedules attached hereto or thereto, contains the entire agreement and understanding of the Parties hereto, and supersedes any prior or contemporaneous agreements or understandings between the Parties with respect to the subject matter hereof.

    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CHIRON CORPORATION                                     PATHOGENESIS CORPORATION

By:                                                    By:
   --------------------------------------              ------------------------------------------
Name: Lewis T. Williams                                Name:
                                                       ---------------------------------------
Title: Chief Scientific Officer, Chiron Corp.,         Title:
     President, Chiron Technologies                    ----------------------------------------

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